UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒                              Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NeurogesX, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NeurogesX, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 7, 2012

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NeurogesX, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, June 7, 2012 at 2:00 p.m., local time, at the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California, 94404, for the following purposes:

1.	To elect Gary A. Lyons and Robert T. Nelsen as Class II directors to serve for a three-year term and until their successors are duly elected and qualified (Proposal One);

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 (Proposal Two); and

3.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on April 11, 2012 are entitled to notice of and to vote at the meeting.

Sincerely,

/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri Secretary

San Mateo, California

April 27, 2012

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT MAY 4, 2012. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	ATTEND THE COMPANY’S 2012 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD JUNE 7, 2012:

The Company’s Proxy Statement, form of proxy card, Annual Report and Annual Report on Form 10-K are available at www.neurogesx.com under the heading “Investor Relations” and the subheading “Annual Report and Proxy Materials”.

NEUROGESX, INC.

2215 Bridgepointe Parkway, Suite 200

San Mateo, California 94404

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of NeurogesX, Inc. (the “Company”) for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California, 94404, on Thursday, June 7, 2012, at 2:00 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 358-3300.

The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2011, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy, the Company’s Annual Report on Form 10-K will first be mailed on or about May 4, 2012 to all stockholders entitled to vote at the meeting.

THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO NEUROGESX, INC., 2215 BRIDGEPOINTE PARKWAY, SUITE 200, SAN MATEO, CALIFORNIA, 94404, ATTN: INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on April 11, 2012 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the “Common Stock”) and one series of undesignated Preferred Stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 100,000,000 shares of Common Stock were authorized and 32,896,871 shares were issued and outstanding. As of the Record Date, 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by:

•	delivering to the Company at its principal offices (Attention: Investor Relations) a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the meeting and voting in person.

Solicitation of Proxies

The Company is making this solicitation and will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Voting

On all matters, each share has one vote. There are differing vote requirements for the approval of the various proposals, as follows:

•	Proposal One: Directors will be elected by a plurality vote of the shares of the Company’s Common Stock. See Proposal One – Election of Two Class II Directors – Vote Required.

•

Proposal Two: The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company. Abstentions will not be counted for or against these proposals.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be a representative from Wells Fargo Shareowner Services, the Company’s Transfer Agent and Registrar. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	for the election of the nominees for director set forth herein;

•	for the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to the Company for the fiscal year ending December 31, 2012; and

•	upon such other business as may properly come before the Annual Meeting or any adjournment thereof, but will not be voted other than as provided for the matters set forth above.

If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum. Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2013 Annual Meeting must be received by the Company no later than January 5, 2013.

Internet Availability of Proxy Materials

This Proxy Statement, the form of proxy card, the Annual Report and the Annual Report on Form 10-K are available on the Company’s website at: www.neurogesx.com under the heading “Investor Relations” and the subheading “Annual Report and Proxy Materials.”

PROPOSAL ONE

ELECTION OF TWO CLASS II DIRECTORS

Nominees

The Company’s Board of Directors currently has nine authorized directors and currently consists of nine members. As of June 7, 2012, the Board of Directors will have eight authorized directors based on the expired term of Jean-Jacques Bienaimé. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•	Class I consists of Bradford S. Goodwin, Ronald A. Martell and John A. Orwin who will serve until the 2014 Annual Meeting.

•

Class II consists of Jean-Jacques Bienaimé, Gary A. Lyons and Robert T. Nelsen who are to serve until the 2012 Annual Meeting. The Company was notified by Mr. Bienaimé, on March 7, 2012, that he does not plan to stand for reelection at this year’s Annual Meeting. If elected as Class II directors, Gary A. Lyons and Robert T. Nelsen are to serve until the 2015 Annual Meeting.

•	Class III consists of Neil M. Kurtz, M.D., Anthony A. DiTonno and Steven H. Nelson who are to serve until the 2013 Annual Meeting.

At each annual meeting of stockholders, the successors to directors whose terms will then expire, if they are nominated and agree to run for reelection, will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below, who are currently directors of the Company. The nominees have consented to be named as nominees in the proxy statement and to continue to serve as directors if elected. If the nominees become unable or decline to serve as directors or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

The nominees for Class II director are as follows:

•	Gary A. Lyons; and

•	Robert T. Nelsen.

Biographical information for Mr. Lyons and Mr. Nelson can be found below in the “Directors and Executive Officers” section.

The Company was notified by Mr. Bienaimé, on March 7, 2012, that he does not wish to stand for reelection at this year’s Annual Meeting. The Company is not aware of any reason that the other two nominees will be unable or will decline to serve as directors. If elected, Mr. Lyons’s and Mr. Nelsen’s terms of office are to continue until the Company’s annual meeting of stockholders held in 2015 or until successors have been elected and qualified. There are no arrangements or understandings between any director or named executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

Vote Required

The directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected as directors of the Company. Votes withheld from nominees and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”

THE CLASS I AND III DIRECTORS RECOMMEND THAT

STOCKHOLDERS VOTE FOR THE CLASS II NOMINEES LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012

The Board of Directors and the Audit Committee have selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2012, and recommend that the stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the Board of Directors and the Audit Committee, in their discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Board of Directors and the Audit Committee determine that such a change would be in the best interest of the Company.

A representative of Ernst & Young LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so, and is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Principal Accountant Fees and Services

Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two fiscal years, in each of the following categories are:

	Years Ended December 31,
	2011	2010
Audit Fees	$755,374	$692,757
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,000	2,000

Total	$757,374	$694,757

Audit fees include fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q, accounting consultations directly related to the audit, issuance of consents relating to registration statement filings with the SEC and all services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Audit-related fees include fees associated with accounting consultations. Tax fees include tax compliance services. All other Fees consist of all other services provided by Ernst & Young LLP that are not reported above. The services for the amounts disclosed under this category include an annual subscription fee to Ernst & Young LLP for accounting literature.

All auditing services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. The pre-approval of non-audit services to be provided by Ernst & Young LLP includes making a determination that the provision of the services is compatible with maintaining the independence of Ernst & Young LLP as our independent registered public accounting firm. All non-audit services provided by Ernst & Young LLP set forth in the table above have been pre-approved in accordance with SEC rules for maintaining auditor independence.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the Record Date.

Name	Age	Position
Ronald A. Martell	50	President, Chief Executive Officer, Class I Director
Stephen F. Ghiglieri	50	Executive Vice President, Chief Operating Officer, Chief Financial Officer
Stephen J. Peroutka, M.D., Ph.D.	58	Executive Vice President and Chief Medical Officer
Michael E. Markels	46	Senior Vice President, Commercial and Business Development
Jean-Jacques Bienaimé (1)(3)	58	Lead Independent Director, Class II Director
Anthony A. DiTonno	63	Class III Director
Bradford S. Goodwin (1)(2)	57	Class I Director
Neil M. Kurtz, M.D. (2)(3)	61	Class III Director
Gary A. Lyons	61	Executive Chairman, Class II Director
Robert T. Nelsen (2)	48	Class II Director
Steven H. Nelson (2)(3)(4)	53	Class III Director
John A. Orwin (1)(3)(5)	48	Class I Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating and Governance Committee.
(4)	Upon Mr. Bienaimé’s term expiration, June 7, 2012, Mr. Stephen H. Nelson is expected to serve on the Audit Committee.
(5)	Upon Mr. Bienaimé’s term expiration, June 7, 2012, Mr. John A. Orwin is expected to become Chairman of the Nominating and Governance Committee.

There is no family relationship between any director or executive officer of the Company.

Ronald A. Martell joined the Company in January 2012 as President and Chief Executive Officer, and a member of the Board of Directors. Prior to joining the Company, Mr. Martell served as Chief Executive Officer of Poniard Pharmaceuticals, Inc., a biopharmaceutical company, from February 2010 to December 2011, and served as President and Chief Operating Officer of Poniard from May 2007 to February 2010. From November 1998 to August 2006, Mr. Martell served as Vice President, Marketing and then Senior Vice President, Commercial Operations of ImClone Systems Incorporated, a biopharmaceutical company acquired by Eli Lilly and Company, where he was responsible for overseeing the company’s sales, marketing, and project and alliance management. From 1988 to 1998, Mr. Martell served in a variety of positions at Genentech, Inc., most recently as Group Manager, Oncology Products. Mr. Martell is currently the chairman of the board of Poniard.

Stephen F. Ghiglieri has served as the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer since January 2010, prior to which he served as the Company’s Chief Financial Officer since October 2003. From December 2002 to October 2003, Mr. Ghiglieri served as Chief Financial Officer of Hansen Medical, Inc., a medical device company. From March 2000 to April 2002, Mr. Ghiglieri served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Avolent, Inc., a software company. From July 1999 to 2000, Mr. Ghiglieri served as Vice President, Finance, Chief Financial Officer and Corporate Secretary of Andromedia, Inc., a software company. From 1994 to 1999, Mr. Ghiglieri served as Vice President, Finance and Administration, Chief Financial Officer and Corporate Secretary of Oacis Healthcare Systems, Inc., a healthcare technology company. From 1992 to 1994, Mr. Ghiglieri served as Controller of Oclassen Pharmaceuticals, Inc., a pharmaceutical company. From 1984 to 1992, Mr. Ghiglieri served as an audit manager of PricewaterhouseCoopers, LLP. Mr. Ghiglieri received a B.A. in business administration from California State University, Hayward. Mr. Ghiglieri is also a Certified Public Accountant (inactive).

Stephen J. Peroutka, M.D., Ph.D. has served as the Company’s Executive Vice President and Chief Medical Officer since November 2011. Prior to joining the Company, and since 2008, Dr. Peroutka served as Vice President, Scientific Affairs, at PRA, a global clinical research organization. From November 2007 to July 2008, he was Chief Medical Officer at Zogenix, Inc., a pharmaceutical company. From August 2005 to October 2007, Dr. Peroutka held positions of increasing responsibility at Johnson & Johnson, serving most recently as a Medical and Business Strategy Leader, where he was focused on the strategic assessment of pain products in the development pipeline. From 1990 to 2005, he held various positions at Synergia Pharma, Inc., Deltagen, Collabra Pharma, Spectra Biomedical, Inc. and Genentech, Inc. Dr. Peroutka is a board certified neurologist and, from 1988 to 1990, was Chief, Neurology Service, at the Palo Alto Veterans Administration Hospital. From 1984 to 1990, he was an Assistant Professor of Neurology and Pharmacology at Stanford University. Dr. Peroutka received his M.D. and Ph.D. degrees from the John Hopkins University School of Medicine, and received his B.A. degree from Cornell University.

Michael E. Markels has served as the Company’s Senior Vice President, Commercial and Business Development, since January 2010. From May 2006 to January 2010, he served as the Company’s Vice President, Commercial Operations and Business Development, and prior to that served as the Company’s Senior Director, Marketing and Sales from September 2003 to November 2004. From May 2005 to May 2006, Mr. Markels served as Senior Director of Marketing and Program Executive for Rituxan® at Biogen Idec., a biotechnology company. From February 2001 to October 2002, Mr. Markels served as Senior Director Infectious Disease/Oncology Business Unit Head of InterMune®, a biopharmaceutical company. From September 1990 to February 2001, Mr. Markels held a variety of positions, most recently as Director, Global Commercial Strategy (for Flovent® and Asthma in the United Kingdom), for Glaxo Wellcome, Inc. (now GlaxoSmithKline), a pharmaceutical company. Mr. Markels received a B.S. in biological sciences from Colorado State University and an M.B.A. from the Fuqua School of Business at Duke University.

Gary A. Lyons has served as the Company’s non-employee Executive Chairman of the Board since April 2011. Mr. Lyons has served as a director of Neurocrine Biosciences since February 1993 and also served as Neurocrine Biosciene’s President and Chief Executive Officer from February 1993 through January 2008. Previously, Mr. Lyons held a number of senior management positions at Genentech, Inc. including Vice President of Business Development and Vice President of Sales, and had operating responsibility at Genentech Canada and Genentech Japan. Mr. Lyons currently serves on the Boards of Directors for Rigel Pharmaceuticals, Inc., Vical, Inc., and KaloBios Pharmaceuticals. He was a former founding board member of Facet Biotech Corporation, which was sold to Abbott in April 2010. Mr. Lyons holds a B.S. in marine biology from the University of New Hampshire and a Masters of Management from Northwestern University’s J.L. Kellogg Graduate School of Management.

Jean-Jacques Bienaimé has served as a director of the Company since February 2004 and as Chairman of the Board of Directors from May 2007 until April 2011, when Mr. Bienaimé became a Lead Independent Director. Since May 2005, Mr. Bienaimé has served as Chief Executive Officer and director of BioMarin Pharmaceutical Inc., a publicly-held biopharmaceutical company. From August 2005 to August 2010, Mr. Bienaimé served on the Board of Directors of Ensemble Discovery Corporation, a diagnostic and drug discovery company. From November 2002 to April 2005, Mr. Bienaimé served as the Chairman, Chief Executive Officer and President of Genencor International, a biotechnology company acquired by Danisco A/S. From June 1998 to October 2002, Mr. Bienaimé was Chief Executive Officer and President of SangStat Medical, a biotechnology company. From October 1992 to May 1998, Mr. Bienaimé held various management positions, most recently as Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the advanced therapeutic and oncology division of Rhône-Poulenc Rorer Pharmaceuticals (now The Sanofi-Aventis Group), a pharmaceutical company. Mr. Bienaimé received a B.S. in economics from the Ecole Supérieure de Commerce de Paris and an M.B.A. from the Wharton School at the University of Pennsylvania.

Anthony A. DiTonno served as the Company’s Chief Executive Officer, President and a director from August 2003 until December 2011, prior to which he served as the Company’s Chief Operating Officer beginning in April 2003. Mr. DiTonno serves as director of Oxygen Biotherapeutics, Inc., a publicly-held biopharmaceutical company. From October 2000 to November 2002, Mr. DiTonno served as Executive Vice President of Sales and Marketing for Enteric Medical Technologies, Inc., a medical device company. From 1997 to 2000, Mr. DiTonno served as Chief Executive Officer of LifeSleep Systems, Inc., a medical device company. From 1989 to 1997, Mr. DiTonno held various positions at Oclassen Pharmaceuticals, Inc., a pharmaceutical company, most recently as its Vice President and General Manager. Mr. DiTonno received a B.S. in business administration from St. Joseph’s University and an M.B.A. from Drexel University.

Bradford S. Goodwin has served as a member of the Company’s Board of Directors and Audit Committee chairman since August 2009. Since February 2010, Mr. Goodwin has served as Chief Executive Officer of CharlestonPharma, LLC, a monoclonal antibody company, and, since July 2008, Mr. Goodwin has served as President and Chief Executive Officer of Keren Pharmaceutical, Inc., an oligonucleotide focused biotechnology company. From December 2001 to December 2006, Mr. Goodwin served as Chief Executive Officer and a member of the Board of Directors of Novacea, Inc., a publicly-held biopharmaceutical company (subsequently acquired by Transcept Pharmaceuticals). From March 2000 to July 2001, Mr. Goodwin served as President, Chief Operating Officer and Founder of Collabra Pharma, a drug development company. From March 1987 to March 2000, Mr. Goodwin held various positions at Genentech, Inc., a biotechnology company and wholly-owned subsidiary of Roche Group, including most recently Vice President of Finance. Mr. Goodwin currently serves on the board of Rigel Pharmaceuticals, Inc., a publicly-held biotechnology company. Mr. Goodwin received a B.S. in Business Administration from the University of California at Berkeley. Mr. Goodwin is also a Certified Public Accountant (inactive).

Neil M. Kurtz, M.D. has served as a director of the Company since January 2006. Since August 2008, Dr. Kurtz has served as President and Chief Executive Officer of Golden Living, a healthcare services company. Since April 2002 Dr. Kurtz has served as a member of the board of directors for Medidata, a publicly-held clinical development software company. From April 2002 to August 2008, Dr. Kurtz served as President and Chief Executive Officer and director of TorreyPines Therapeutics, Inc., a biopharmaceutical company. From September 1999 to April 2002, Dr. Kurtz was President of Worldwide Clinical Trials, a healthcare solutions company. Dr. Kurtz received a B.A. in psychology from New York University and an M.D. from the Medical College of Wisconsin.

Robert T. Nelsen has served as a director of the Company since July 2000. Mr. Nelson was a co-founder of ARCH Venture Partners, a venture capital firm, and, since July 1994, Mr. Nelsen has served as managing director of ARCH. From April 1987 to July 1994, Mr. Nelsen served as a senior manager of ARCH Development Partners LLC, a venture capital fund. Mr. Nelsen also serves as a Trustee of the Fred Hutchinson Cancer Research Institute, the Institute for Systems Biology, and is a director of the National Venture Capital Association. Mr. Nelsen received a B.S. in biology and economics from the University of Puget Sound and an M.B.A. from the University of Chicago.

Steven H. Nelson has served as a director of the Company since November 2010. Since August 2008, Mr. Nelson has served as Chief Executive Officer of the West Region of UnitedHealthCare, an operating division of UnitedHealth Group, a health benefits and services provider. From December 2007 to August 2008, Mr. Nelson was President of AmeriChoice, a UnitedHealth Group subsidiary. From October 2004 to December 2007, he served as President of the Eastern Region and President of the Senior Products Division at HealthNet, a national health insurance company. From June 1998 to December 1998, Mr. Nelson held a variety of executive roles at the Henry Ford Health System, a not-for-profit organization. Mr. Nelson received a B.A. from Portland State University and an M.A. in both Business Administration and Health Care Management from the University of Michigan.

John A. Orwin has served as a director of the Company since November 2009. In February 2011, Mr. Orwin became Chief Executive Officer of Affymax, a publicly-held biopharmaceutical company, which he joined in April 2010 to serve as President and Chief Operating Officer. Mr. Orwin has been serving as a member of the Board of Directors of Affymax since February 2011. From January 2005 to April 2010, Mr. Orwin served at Genentech, Inc. where he served as Senior Vice President, BioOncology Business Unit since 2007. From 2001 to 2004, Mr. Orwin achieved increasing responsibility at Johnson & Johnson, up to Franchise Vice President at Tibotec Therapeutics, a division of Centocor Ortho Biotech Products, L.P. Previous positions included Senior Director, Oncology Marketing at ALZA Pharmaceuticals (acquired by Johnson & Johnson); Vice President, Marketing at Sangstat Medical Corporation; Marketing Director, Asthma at Rhône-Poulenc Rorer Pharmaceuticals and Product Manager, Schering Oncology/Biotech at Schering-Plough Corporation. Mr. Orwin received a B.A. in economics from Rutgers University and an M.B.A. from the Stern School of Business, New York University.

Board Structure and Risk Oversight

The leadership structure of the Company’s Board of Directors currently consists of a non-employee Executive Chairman of the Board, Gary A. Lyons, who oversees Board of Directors meetings and works with the Chief Executive Officer, as well as Lead Independent Director, to establish meeting agendas. The Company believes that this structure enhances the independence of the Board of Directors and its ability to provide oversight of the Company and its management. The Board of Directors also has three standing committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, composed of independent directors as discussed further below, to provide oversight of specific aspects of business operations and corporate governance. The chairperson of each of these committees regularly reports to the Board of Directors on such committee’s activities and decisions. The Company believes this leadership structure helps facilitate efficient decision-making and communication among the directors and fosters efficient Board of Directors function.

Management is primarily responsible for managing risks that the Company may face in the ordinary course of operating its business. The Board of Directors actively oversees potential risks and the Company’s risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to the business. In addition, the Board of Directors has delegated risk oversight to each of its key committees within their areas of responsibility. For example:

•

The Audit Committee assists the Board of Directors in its risk oversight function by reviewing and discussing with management the Company’s system of disclosure controls and the internal controls over financial reporting, and risks associated with the Company’s cash investment policies.

•

The Nominating and Corporate Governance Committee assists the Board of Directors in its risk oversight function by periodically reviewing and discussing with management important governance and regulatory compliance issues.

•

The Compensation Committee assists the Board of Directors in its risk oversight function by overseeing strategies with respect to the Company’s incentive compensation programs and key employee retention issues.

The Company believes that the Board of Directors leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board of Directors’ efficiency in fulfilling its oversight function with respect to different areas of the Company’s business risks and risk mitigation practices.

Board Meetings and Committees

The Board of Directors of the Company held a total of twelve meetings during the fiscal year 2011. No director serving throughout fiscal year 2011 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors upon which such director served. The Board of

Directors has a standing Audit Committee, a standing Compensation Committee and a standing Nominating and Corporate Governance Committee. The Board of Directors of the Company acted by unanimous written consent a total of three times during fiscal year 2011.

The Audit Committee consists of directors Mr. Goodwin, who serves as the chairman of the Audit Committee, Mr. Bienaimé and Mr. Orwin. The Board of Directors has determined that Mr. Goodwin is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors that was last amended and restated February 3, 2011. The Company maintains a copy of the Audit Committee charter on its website: www.neurogesx.com. The Audit Committee oversees the accounting and financial reporting processes of the Company, oversees audits of the financial statements of the Company, reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm. The Audit Committee held ten meetings during fiscal year 2011. The Audit Committee of the Company acted by unanimous written consent one time during fiscal year 2011.

The Compensation Committee consists of directors Dr. Kurtz, who serves as the chairman of the Compensation Committee, Mr. Nelsen, Mr. Goodwin and Mr. Nelson. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of the Company’s officers and administers the Company’s stock plans and employee benefit plans. Refer to the Compensation Discussion and Analysis below for more information about the Company’s Compensation Committee and its processes and procedures. The Compensation Committee operates under a written charter adopted by the Board of Directors that was last amended and restated February 3, 2011. The Company maintains a copy of the Compensation Committee charter on its website: www.neurogesx.com. The Compensation Committee held eight meetings during fiscal year 2011. The Compensation Committee of the Company acted by unanimous written consent two times during fiscal year 2011.

The Nominating and Corporate Governance Committee consists of directors Mr. Bienaimé, who serves as the chairman of the Nominating and Corporate Governance Committee, Dr. Kurtz, Mr. Orwin and Mr. Nelson. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors that was last amended and restated on February 3, 2011. The Company maintains a copy of the Nominating and Corporate Governance Committee charter on its website: www.neurogesx.com. The Nominating and Corporate Governance Committee is responsible for developing a Board of Directors capable of advising the Company’s management in fields related to current or future business directions of the Company, and regularly reviews issues and developments relating to corporate governance and formulates and recommends corporate governance standards to the Board of Directors. In addition, the Nominating and Corporate Governance Committee appoints, or recommends for appointment, directors to committees of the Board of Directors, suggests rotation for Chairpersons of committees of the Board of Directors as it deems desirable from time to time and evaluates and recommends to the Board of Directors the termination of membership of individual directors in accordance with the Board of Directors’ corporate governance principles, for cause or other appropriate reasons (including, without limitation, as a result of changes in directors’ employment or consulting status). During fiscal year 2011 the Nominating and Corporate Governance Committee held four meetings. The Nominating and Corporate Governance Committee of the Company acted by unanimous written consent one time during fiscal year 2011.

Director Nominations and Qualifications

The Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified persons to serve as directors of the Company, and evaluates all proposed director nominees and incumbent directors before recommending re-nomination, and recommends all approved candidates to the Board of Directors for appointment or nomination to Company stockholders. The Board of Directors, along with the Nominating and Corporate Governance Committee, utilizes its own resources to identify qualified candidates to join the Board of Directors and may use an executive recruiting firm to assist in the identification and evaluation of qualified candidates. For these services, an executive recruiting firm would be paid a fee.

The Nominating and Corporate Governance Committee selects as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders. Director nominees are expected to have considerable management experience that would be relevant to the Company’s current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices. The Nominating and Corporate Governance Committee also reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in biotechnology, finance, pharmaceutical marketing, business development, financial reporting and other areas that are expected to contribute to an effective Board of Directors. While the Company does not have a formal policy relating to Board of Directors diversity, the Nominating and Corporate Governance Committee considers each of these factors to maintain a diverse Board of Directors in the light of the specific needs of the Board of Directors at that time and without assigning any particular weighting or priority to any one of these factors.

The particular experience, qualification or skills of each member of the Board of Directors that led the Nominating and Corporate Governance Committee to conclude that such director should serve on the Board of Directors are:

Director	Key Qualifications

Jean-Jacques Bienaimé	Mr. Bienaimé has over 25 years of experience in the biotechnology and health care industries, including many executive officer and chief executive officer roles in both publicly and privately-held companies. His experience also includes leadership roles in executive management and sales and marketing. Mr. Bienaimé also has director experience, including directorships on the board of other publicly-held life science companies.

Anthony A. DiTonno	Mr. DiTonno has more than 25 years experience in the pharmaceutical and health care industries including many executive leadership roles with responsibility for corporate partnering initiatives, product branding efforts and sales and marketing.

Bradford S. Goodwin	Mr. Goodwin has a finance background and is the Company’s audit committee financial expert. Mr. Goodwin has experience in executive and chief executive officer roles at both publicly and privately-held companies. Mr. Goodwin also has director experience, including directorships on the board of other publicly-held life science companies.

Neil M. Kurtz, M.D.	Dr. Kurtz has experience in clinical research and regulatory process while in executive and chief executive officer roles at both publicly and privately-held companies. Dr. Kurtz also has director experience, including directorships on the board of other publicly-held life science companies.

Gary A. Lyons	Mr. Lyons has extensive experience in the pharmaceutical industry while in executive officer roles in public companies. He has also served as a director of several pharmaceutical companies.

Director	Key Qualifications

Ronald A. Martell	Mr. Martell has extensive executive and operational experience in the biotechnology field, including direct commercialization experience.

Robert T. Nelsen	Mr. Nelsen has extensive venture capital and investment experience as a managing director of ARCH Venture Partners. Mr. Nelsen also has director experience, including directorships on the board of other publicly-held life science companies, including companies in the pain management sector.

Steven H. Nelson	Mr. Nelson has experience in executive and chief executive officer roles within the U.S. healthcare system and he has broad experience in commercial health plan management.

John A. Orwin .	Mr. Orwin has experience in executive roles at publicly-held biotech and large pharmaceutical companies, including extensive experience in sales and marketing and experience in the successful launch of new therapeutics.

The Nominating and Corporate Governance Committee has not established a formal procedure for considering nominees for directors nominated by the Company’s stockholders. The Board of Directors and Nominating and Corporate Governance Committee believe that they can identify appropriate candidates to our Board of Directors. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in the Company’s bylaws.

Stockholder Communications with the Board of Directors

The Company does not have formal policies regarding attendance by members of the Board of Directors at our annual meeting of the Company’s stockholders, but directors are encouraged to attend annual meetings. Four directors attended the 2011 Annual Meeting. In addition, the Company does not have a formal policy regarding stockholder communication with the Board of Directors. However, stockholders may communicate with the Board of Directors by sending an e-mail to the Company’s Investor Relations at IR@neurogesx.com or by writing to the Company at NeurogesX, Inc., Attention: Investor Relations, 2215 Bridgepointe Parkway, Suite 200, San Mateo, CA 94404. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of February 29, 2012 for:

•	each person known by the Company to beneficially own more than 5% of the Company’s outstanding shares of Common Stock,

•	each director and each nominee for director of the Company,

•	each of the Company’s named executive officers, and

•	all such directors, nominees for director and executive officers of the Company as a group.

The percentage of ownership is based on 32,896,871 shares of Common Stock outstanding on February 29, 2012, adjusted to include shares of Common Stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of February 29, 2012. Shares underlying these options and warrants, however, are not considered outstanding when computing the percentage ownership of any other person. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Common stock Outstanding
5% Stockholders
Wasatch Advisors, Inc. (2) 150 Social Hall Avenue, Suite 400 Salt Lake City, UT 84111	6,103,409	18.21%
Entities affiliated with ARCH Venture Partners (3) 8725 West Higgins Road, Suite 290 Chicago, IL 60631	5,644,428	16.7%
Entities affiliated with FMR LLC (4) 82 Devonshire Street Boston, MA 02109	2,969,276	9.03%
Moshe Arkin (5) Platinum House, 21 Ha’arba’ah Street Tel Aviv 64739, Israel	2,648,107	8.1%
Entities affiliated with Montreux Equity Partners (6) 3000 Sand Hill Road, Bldg. 1, Suite 260 Menlo Park, CA 94025	2,515,385	7.51%
Entities affiliated with SV Life Sciences Fund (7) 60 State Street, Suite 3650 Boston, MA 02109	2,221,315	6.6%
Named Executive Officers and Directors
Jean-Jacques Bienaimé (8)	78,895	*
Anthony A. DiTonno (9)	413,545	1.3%
Stephen F. Ghiglieri (10)	199,144	*
Bradford S. Goodwin (11)	145,000	*
Neil M. Kurtz, M.D. (12)	40,666	*
Gary A. Lyons (13)	100,000	*
Michael E. Markels (14)	150,539	*
Ronald A. Martell	—	*
Robert T. Nelsen (3)(15)	5,674,428	16.8%
Steven H. Nelson (16)	5,000	*
John A. Orwin (17)	20,000	*
Stephen J. Peroutka, M.D., Ph.D.	—	*
All directors and executive officers as a group (12 persons ) (18)	6,827,217	20.2%

*	Beneficial ownership representing less than 1%.
11)	This table is based upon information supplied by officers and directors and upon information gathered by us about principal stockholders known to us based on Schedules 13D, 13G, and Forms 3 and 4 filed with the SEC or otherwise provided to us.
(2)	Represents 5,486,576 shares of common stock held by Wasatch Advisors, Inc., a Utah corporation, and currently exercisable warrants to purchase 616,833 shares of common stock.
(3)	Represents (a) 3,960,777 shares of common stock held by ARCH Venture Fund V, L.P. and the right to acquire 986,744 shares of common stock pursuant to the exercise of warrants exercisable within 60 days of February 29, 2012, (b) 458,903 shares of common stock held by Healthcare Focus Fund, L.P., and (c) 11,004 shares of common stock held by ARCH V Entrepreneurs Fund, L.P. The people who have investment control of the ARCH Venture Fund V, L.P., the Healthcare Focus Fund, L.P., and ARCH V Entrepreneurs Fund, L.P., shares are Robert T. Nelsen, Steven Lazarus, Clinton Bybee and Keith Crandell, each of whom disclaims beneficial ownership except to the extent of their pecuniary interest therein.
(4)	Represents (a) 2,804,676 shares of common stock held by Fidelity Select Biotechnology Portfolio Fund and (b) 164,600 shares of common stock held by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund. Fidelity Management & Research Company, or Fidelity, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of all such shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds each has sole power to dispose of such shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(5)	Represents 2,648,107 shares of common stock held by Moshe Arkin.
(6)	Represents (a) 946,494 shares of common stock held by Montreux Equity Partners II SBIC, L.P., a California limited partnership (“MEP II”) and currently exercisable warrants to purchase 290,698 shares of common stock; and (b) 987,495 shares of common stock held by Montreux Equity Partners III SBIC, L.P., a California limited partnership (“MEP III”), and currently exercisable warrants to purchase 290,698 shares of common stock. Montreux Equity Management II SBIC, LLC, a California limited liability company (“MEM II”), Montreux Equity Management III SBIC, LLC, a California limited liability company (“MEM III”), Howard D. Palefsky (“Palefsky”), and Daniel K. Turner III (“Turner”). MEM II serves as the sole general partner of MEP II and owns no securities of the Issuer directly. MEM III serves as the sole general partners of MEP III and owns no securities of the Issuer directly. Messrs. Palefsky and Turner are directors and/or members of MEM III and share voting and dispositive power over the shares held by MEP III; however, they disclaim beneficial ownership of the shares held by MEP III except to extent of their pecuniary interests therein.
(7)

Represents (a) 1,456,207 shares of common stock held by SV Life Science Fund IV, L.P. and the right to acquire 703,784 shares of common stock pursuant to currently exercisable warrants and (b) 41,343 shares of common stock held by SV Life Science Fund IV Strategic Partners, L.P. and the right to acquire 19,981 shares of Common stock pursuant to currently exercisable warrants. SV Life Sciences Fund IV (GP), L.P. is a general partner of SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. and has sole dispositive and voting power over the shares owned by of SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. SVLSF IV, LLC is a general partner of SV Life Sciences

Fund IV (GP), L.P. and has sole dispositive and voting power over the shares owned by of SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. The people at SVLSF IV, LLC who have investment control of the SV Life Science Fund IV, L.P. and SV Life Science Fund IV Strategic Partners, L.P. shares are Kate Bingham, James Garvey, Lutz Giebel, Eugene Hill, David Milne, Michael Ross and Henry Simon, each of whom disclaims beneficial ownership except to the extent of their pecuniary interest therein.

(8)	Represents (a) 21,748 shares of common stock held by Mr. Bienaimé, and (b) the right to acquire 57,147 shares of common stock exercisable within 60 days of February 29, 2012.
(9)	Represents (a) 107,283 shares of common stock held by Mr. DiTonno (11,283 of those shares are directly held by Mr. DiTonno and 96,000 shares are held by the DiTonno Family Trust, dated 8/3/01), and (b) the right to acquire 306,262 shares of common stock exercisable within 60 days of February 29, 2012.
(10)	Represents (a) 66,210 shares of common stock held by Mr. Ghiglieri (34,115 of those shares are held directly by Mr. Ghiglieri and 32,095 shares are held by the Ghiglieri Family Trust, dated 5/15/08), and (b) the right to acquire 132,934 shares of common stock exercisable within 60 days of February 29, 2012.
(11)	Represents: (a) 95,000 shares of common stock held by the Goodwin Family Trust; (b) warrants to purchase 30,000 shares of common stock held by Stewart, Spencer and Eliot 2, LLC; and (c) the right to acquire 20,000 shares of common stock pursuant to options held by Mr. Goodwin that are exercisable within 60 days of February 29, 2012. Mr. Goodwin is the trustee of the Goodwin Family Trust and the managing member of Stewart, Stewart and Spencer 2, LLC.
(12)	Represents the right to acquire 40,666 shares of common stock, by Dr. Kurtz, exercisable within 60 days of February 29, 2012.
(13)	Represents the right to acquire 100,000 shares of common stock, by Mr. Lyons, exercisable within 60 days of February 29, 2012.
(14)	Represents (a) 54,873 shares of common stock held by Mr. Markels, and (b) the right to acquire 95,666 shares of Common stock exercisable within 60 days of February 29, 2012.
(15)	Represents the right to acquire 30,000 shares of common stock exercisable within 60 days of February 29, 2012 and Mr. Nelsen’s pecuniary interest in the ARCH Fund shares as defined in note 3 above.
(16)	Represents the right to acquire 5,000 shares of common stock, by Mr. Nelson, exercisable within 60 days of February 29, 2012.
(17)	Represents the right to acquire 20,000 shares of common stock, by Mr. Orwin, exercisable within 60 days of February 29, 2012.
(18)	See note 3 and notes 8 through 17.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors, referred to as the “Committee” throughout this Compensation Discussion and Analysis, is responsible for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive. The compensation programs for named executive officers are similar to those provided to other executive officers of the Company.

Compensation Philosophy and Objectives.

The Committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns its executives’ compensation with the interests of the Company’s stockholders by rewarding achievement of goals and objectives that the Committee believes are important to the long-term creation of value in the Company. The Company’s executive compensation program is designed to recruit and retain individuals with the skills necessary for the Company to achieve its business objectives and to motivate and reward those individuals fairly over time with compensation programs that promote achievement of, and contribution to, those objectives. To that end, named executive officer compensation has three main components: base compensation, or salary; annual bonus awards which are based upon specific goals and objectives to be established and approved by the Board of Directors; and stock option awards which may contain vesting or vesting acceleration features upon attainment of specific operational or stock price goals which are predetermined by the Committee. In addition, the Company provides the named executive officers a variety of benefits that are generally available to all salaried employees. The Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation or among different forms of non-cash compensation. However, the Committee’s philosophy is to have a significant portion of an employee’s compensation be performance-based while keeping base salary compensation at a competitive level.

Each element of compensation and the practices used to evaluate them are discussed in more detail below.

Benchmarking of Elements of Compensation.

The Committee believes it is important when making compensation-related decisions to be informed as to current practices of comparable companies in the life science industry. The Committee determines the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with recruiting and retention goals, the Committee’s view of internal equity and consistency, the Company’s overall performance and other considerations the Committee deems relevant. The Committee consults periodically with an independent outside compensation consulting firm retained by the Committee. As it makes decisions about executive compensation, the Committee also obtains data from its consultant and from third party surveys regarding current compensation practices and trends among San Francisco Bay Area based companies in general and pharmaceutical and biosciences companies in particular, and reviews this information with its consultant. The Committee also discusses various other compensation matters with its consultant, both during the course of the Committee’s regular meetings and in private meetings.

During late 2011 and early 2012, the Committee was advised by Arnosti Consulting, Inc., an independent executive compensation consulting firm, (“Arnosti”). The Committee retained Arnosti to advise on impending promotions, title changes and compensation related to the Company’s named executive officers when considering their responsibilities with the Company and compensation levels at peer companies, as well as for evaluating the Company’s non-employee directors compensation based on peer companies.

The Committee has been advised by Arnosti on a detailed compensation review of the non-employee director compensation and for the named executive officers in late 2011. Arnosti utilized a representative number of publicly-held companies in the life science industry (the “Peer Companies”) as a basis for the information they provided to the Committee. The Peer Companies were:

•	Allos Therapeutics, Inc.

•	Avanir Pharmaceuticals, Inc.

•	Biodelivery Sciences International, Inc.

•	Biosante Pharmaceuticals, Inc.

•	Cytokinetics, Inc.

•	Depomed, Inc.

•	Durect Corp.

•	Dusa Pharmaceuticals, Inc.

•	Insite Vision, Inc.

•	Neurocrine Biosciences, Inc.

•	Rigel Pharmaceuticals, Inc.

•	Santarus, Inc.

•	Savient Pharmaceuticals, Inc.

•	Somaxon Pharmaceuticals, Inc.

•	Transcept Pharmaceuticals, Inc.

•	Vical, Inc.

•	Vanda Pharmaceuticals, Inc.

•	Xenoport, Inc.

The Company purchases and reviews an executive compensation survey of companies in the life science and high technology industries in the San Francisco Bay Area from Radford Analytic Services (“Radford”) on an annual basis. The Committee intends to continue the Company’s practice of engaging executive compensation consultants from time to time to aid in compensation related evaluations.

Role of Named Executive Officers in Compensation Decisions.

The Chief Executive Officer aids the Committee by providing recommendations regarding the compensation of all named executive officers other than himself. The Committee uses analyses of cash and equity compensation prepared by the Chief Executive Officer to establish general budgetary guidelines for aggregate annual employee cash compensation. These analyses typically include evaluation of external benchmarks and the Radford survey. For fiscal year 2011, the Chief Executive Officer then allocated compensation at his discretion among individual executives and employees on a case by case basis. The Committee formally approved salary and stock option grants for the named executive officers including the Chief Executive Officer. In addition, for compensation of named executive officers and employees other than the Chief Executive Officer, annual performance review by such officer’s or employee’s manager was conducted to provide input about such individual’s contributions to the Company’s goals and objectives for the period being assessed. For the Chief Executive Officer, such review was conducted by the Committee. For compensation decisions regarding grants of equity compensation, including vesting schedules and in some cases milestones providing for accelerated vesting if such milestones are achieved, relating to employees other than to the

Company’s Chief Executive Officer, the Committee typically considers recommendations from the Chief Executive Officer and other members of management. To date, the Chief Executive Officer and Chief Financial Officer have typically attended the Committee meetings, except for the portion of the meetings where the Committee is discussing their compensation or performance.

Compensation Components

Base Compensation.

Generally, the Committee believes that base salaries should be market driven, competitive to the San Francisco Bay Area marketplace and appropriately benchmarked, as described above, based on each executive’s experience, level and scope of responsibilities. The Committee targets base compensation near the 50th percentile of the data derived from analysis of benchmarks, with specific emphasis on companies headquartered in the San Francisco Bay Area. The Committee sets this level to ensure that the Company is competitive in its immediate job market, which the Committee believes helps to minimize potential competitive disadvantage and supports overall goals of recruitment and retention. The Committee also utilizes its own knowledge of salary levels for executive officers in the San Francisco Bay Area life science industry. Base salaries are generally reviewed annually, and the Committee seeks to set a Company-wide salary adjustment target percentage in line with general increases in the market, which the Committee believes has recently been in the 3% to 4% per year range with respect to salary increases for calendar year 2011. This target amount is also used to determine an overall salary increase budget for employees across the Company. The final determination of the actual salary increase for each individual is based upon, for the Chief Executive Officer, the Company’s performance and in addition, for other employees, the results of performance reviews, responsibility and experience and potential alignment of each individual’s salary in light of market data for similarly situated positions in similar companies. For executive officers, the Committee also believes that a significant portion of executives’ overall compensation, including base compensation, should be performance based and thus continues to emphasize the setting of corporate goals, which are generally determined in connection with establishing the cash bonus program for the year (as decribed more fully below), and evaluating performance against those goals.

Salary increases awarded to named executive officers effective January 1, 2011 were generally at 3%. The Committee recognized the significant increases in base compensation previously earned by the named executive officers in January 2010, due to their expanded responsibilities, and the achievement level of 60% for the 2010 corporate objectives, as described more fully below under Bonus Compensation. The 2011 salary increases as a percentage of 2010 base salary were as follows:

•	Anthony A. DiTonno, President, Chief Executive Officer, received a 3.0% increase, from $425,000 to $437,800.

•	Stephen F. Ghiglieri, Executive Vice President, Chief Operating Officer, Chief Financial Officer, received a 3.0% increase, from $340,000 to $350,200.

•	Jeffrey K. Tobias, M.D., Executive Vice President, Research and Development, Chief Medical Officer, received a 3.0% increase from $360,000 to $370,800.

•	Michael E. Markels, Senior Vice President, Commercial and Business Development, received a 3.0% increase from $285,000 to $293,600.

There were no salary increases awarded to named executive officers effective January 1, 2012. The Committee met in January 2012 and determined that based upon the Company’s performace in fiscal year 2011, they would recommend to the Board that no salary increases should be made for the named executive officers of the Company. As more fully described below under Bonus Compensation, the Committee determined, based upon the 2011 milestone achievements, a 43% achievement level for the 2011 corporate objectives, which was considered when determining the 2012, non-increase in base compensation.

The Committee otherwise targeted an approximate overall 2% salary increase for 2012 base salaries for all employees other than the named executive officers, which it believed, based upon a review of the benchmarking data and the 2011 Radford survey, was representative of overall increases in the Company’s local market.

Effective as of November 9, 2011, Stephen J. Peroutka, M.D., Ph.D. was appointed as the Company’s Executive Vice President and Chief Medical Officer. In connection with his retention, Dr. Peroutka received a starting salary of $385,000, that, as described above, was not changed as of January 1, 2012.

Effective as of January 1, 2012, Mr. Ronald A. Martell was appointed as the Company’s President and Chief Executive Officer. In connection with his retention, Mr. Martell received a starting salary of $460,000.

The starting salaries of each of Dr. Pertouka and Mr. Martell were recommended by the Committee and approved by the Board of Directors. In approving these base salaries, the Committee recognized Dr. Peroutka’s and Mr. Martell’s prior experience and other factors as discussed above for considering appropriate based salary levels for executive officers.

Bonus Compensation.

The Company also rewards individual, as well as corporate performance, through the implementation of a performance bonus plan. Bonuses are paid to employees based on attainment of specific corporate goals which are established in consultation with the Committee, such as achievement of financial, operational, clinical and regulatory milestones, corporate partnering goals and adherence to operating budgets, as well as individual goals agreed to in advance with the employee’s manager. Individual goals are designed to support the attainment of the specified corporate goals.

In conjunction with the review performed by the third party executive compensation consultant that was engaged to assist the Committee, the Committee determined that an annual bonus program is a key feature of the overall compensation programs for public life science companies. In addition to a desire to have compensation programs that are competitive in the market, the Committee believes that the Company’s compensation programs should provide a performance incentive that aligns executives’ and other employees’ interests with those of stockholders. As a result, the Committee has undertaken efforts to maintain an annual bonus program. In these efforts to date, the Committee has determined the target bonuses for the named executive officers as percentages of base salary. These percentages for the calendar year 2011 were as follows:

•	Anthony A. DiTonno, 50%,

•	Stephen F. Ghiglieri, 35%,

•	Jeffrey K. Tobias, M.D., 35%, and

•	Michael E. Markels, 30%.

The Committee also determined the following as the 2011 corporate objectives under the 2011 bonus plan:

•	Expand Ex-United States commercial partnerships to either Latin America or Asia.

•	Achieve a targeted dollar level of pretax income, adjusted for non-cash stock based compensation charges.

•	Obtain financing as required to operate into future periods.

•	NGX-1998 U.S. Patent development.

•	Complete C204 clinical trial.

•	Evaluate and conclude on the regulatory strategy for a possible Qutenza label expansion for HIV-AN including meeting with the Food and Drug Administration.

•	Achieve a targeted dollar level of gross factory sales of Qutenza in the United States.

Each of the first five corporate objectives was given a weight of 10% for evaluation of achievement for bonus determination purposes, the second to the last objective was given a 20% weight and the last objective was given a 40% weight. All bonus determinations for named executive officers were expected to be made on the basis of overall achievement of corporate objectives as determined by the Committee.

In January 2012, the Committee reviewed the attainment of the milestones listed above and based on such attainment, recommended bonuses of 43% of the named executive officers’ target bonuses identified above to be paid in cash. Cash bonuses paid to named executive officers in March 2012 were:

•	Stephen F. Ghiglieri, $52,705, and

•	Michael E. Markels, $37,874.40.

As Dr. Tobias resigned from the Company effective October 16, 2011, he did not received a payment in connection with the 2011 bonus plan. Pursuant to the severance provisions of Mr. DiTonno’s employment agreement, Mr. DiTonno was eligible for his fiscal year 2011 target bonus at a rate of 43% of half of his salary, or $94,127. The Board has approved the cash payment of $94,127 to Mr. DiTonno and Mr. DiTonno is expected to be paid in May 2012.

On April 27, 2011, the Company’s Board of Directors approved bonuses for Stephen F. Ghiglieri, Jeffrey Tobias, M.D. and Michael Markels as a retention incentive while the Company conducted a search for a new chief executive officer. These bonuses include cash compensation of $100,000 for each such individual that remains employed with the Company for 12 months following April 27, 2011, and equity compensation in the form of an option grant under the Company’s 2007 Stock Plan, as amended, to each such individual for 75,000 shares of common stock that vest as to 50% of such shares if such individual remains employed with the Compay for six months following April 27, 2011 and the remaining 50% if such individual remains employed with the Company for two years following April 27, 2011 (the “Stay Option Grants”). Dr. Tobias left the Company as an employee on October 16, 2011, and, as a result, was not eligible to receive any cash or option vesting under these bonuses.

The Committee also recommended to the Board of Directors certain corporate objectives as a basis for establishment of the 2012 Bonus Plan for corporate and individual performance in the 2012 fiscal year, although, to date, a 2012 Bonus Plan has not yet been adopted. The amount of the 2012 target bonus to be paid to the named executive officers will be determined primarily on the basis of achievement of corporate goals in 2012. These goals include specific performance goals related to Qutenza market access, advancement of the development program related to NGX-1998, certain business development objectives, as well as certain other operational and financial goals. The percentages for the calendar year 2012 are as follows:

•	Ronald A. Martell, 50%,

•	Stephen F. Ghiglieri, 35%,

•	Stephen J. Peroutka, M.D., Ph.D., 50%, and

•	Michael E. Markels, 30%.

The target bonus levels for Dr. Peroutka and Mr. Martell were recommended by the Committee and approved by the Board of Directors in connection with the original retention of such individuals by the Company. In approving these target bonuses, the Committee recognized Dr. Peroutka’s and Mr. Martell’s proposed roles at the Company and other factors as discussed above for considering appropriate target bonus levels for executive officers. The target bonus levels for Mr. Ghiglieri and Mr. Markels remain unchanged from 2011 levels. All bonus determinations for named executive officers are expected to be made on the basis of overall achievement of corporate objectives as determined by the Committee.

Equity Awards.

The Committee believes that the Company’s compensation programs should provide the opportunity for wealth creation for the Company’s executives and all employees in a manner that aligns their interests with those of stockholders in the creation of long-term value through the Company’s success. The Company utilizes stock options to provide incentives to its named executive officers to help achieve this goal. Because the named executive officers are awarded stock options with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, these options will be valuable to these named executive officers only if the market price of the Company’s Common Stock increases after the date of grant. The Committee’s equity award determinations are based upon market data such as the Radford surveys, the experience of members of the Committee and the Board of Directors and (with the exception of the Chief Executive Officer’s equity awards) the recommendations of the Chief Executive Officer with a general goal to maintain option granting and executive equity practices near the 50th percentile of the data derived from analysis of benchmarks, with specific emphasis on such companies headquartered in the San Francisco Bay Area.

All new employees, including the Company’s named executive officers, receive stock option grants when they are hired. The number of shares underlying stock option grants for new hires is intended to be competitive in the Company’s industry and its local market and is used as a recruiting tool as the Committee believes that equity compensation is a significant consideration for employees’ decisions to accept employment offers with the Company, particularly for named executive officers. Typically, stock option grants to new employees vest at the rate of 25% after the first year of service with the remainder vesting ratably over the subsequent 36 months. In addition, the Committee generally reviews the Company’s equity compensation programs annually, with a view to ensure that the Company’s named executive officers and employees continue to have a meaningful stake in the Company’s long-term success. In recent years certain stock option grants have been granted with certain time-based vesting, in some cases milestone related and in other cases vesting was triggered by the Company’s common stock achieving certain trigger points; these types of options had a 6 year vesting period. In 2011, a new type of option was granted to the named executive officers where the options’ vesting is tied to stock price performance. The Committee and the Board of Directors also grant equity awards from time to time for what are considered highly significant corporate achievements. Such awards are generally vested in full on the date of grant. The size of such awards is less subject to benchmarking and other processes noted above than it is to general notions of what the Committee or Board of Directors considers suitable under the circumstances given the importance of the achievement and the contributions of the individuals involved with such achievement. After assessment by the Committee, all option grants are either recommended to the Board of Directors for approval, or if approved for grant by the Committee, communicated to the Board of Directors at the next Board of Directors’ meeting.

Since becoming a public company in May 2007, all stock options granted to named executive officers have an exercise price per share equal to the closing price of the Company’s Common Stock on the date of grant. Prior to becoming a public company, the Board of Directors determined the value of the Company’s Common Stock based upon the consideration of several factors impacting the Company’s valuation including, when available, independently developed contemporaneous valuations of the Company.

In February 2011, the Committee recommended, and the Board of Directors approved, stock option grants to the following named executive officers as follows:

•	Anthony A. DiTonno, 30,000 shares and 125,000 shares,

•	Stephen F. Ghiglieri, 25,000 shares and 130,000 shares,

•	Jeffrey K. Tobias, M.D., 25,000 shares and 125,000 shares, and

•	Michael E. Markels, 22,500 shares and 110,000 shares.

The first set of February 2011 option grants vest evenly over 48 months and the second set of larger option grants was set to vest upon attainment of certain stock price triggering milestones; the number of shares underlying such options and vesting terms were determined based upon the Committee’s review of the

Company’s performance in 2010, a review of equity ownership for similarly situated executives among Peer Companies, a general sense of the marketplace as determined in the discretion of the Committee and the desire of the Committee to provide incentives for management retention.

In April 2011, the Company granted Messrs. Ghiglieri and Markels and Dr. Tobias the Stay Option Grants described above in Bonus Compensation. Dr. Tobias left the Company as an employee on October 16, 2011, and, as a result, is not eligible to receive any option vesting under his Stay Option Grant.

In September 2011, the Company granted restricted stock units (RSU’s) to Messrs. Ghiglieri and Markels and Dr. Tobias for 30,000 shares each with vesting of fifty percent of the total number of shares subject to each such grant vesting on September 1, 2012 and 12 1/2 percent of the total remaining number of shares vesting thereafter on each of the following dates, subject to the grantee’s continued service relationship with the Company, December 1, 2012, March 10, 2013, June 1, 2013 and September 1, 2013. In addition, in fiscal year 2011, the Company’s Board of Directors granted 899,000 RSU’s to its officers and employees. The grants of RSU’s were part of a larger, Companywide employee retention program while the Company continued its search for a new chief executive officer. Dr. Tobias left the Company as an employee on October 16, 2011, and, as a result, is not eligible to receive any vesting in such RSU grant, unless he remains a service provider to the Company under the Consulting Agreement that he signed on September 27, 2011. Such Consulting Agreement was for a term of nine months from October 16, 2011.

In connection with his hiring, Dr. Peroutka was granted an option to purchase 225,000 shares of the Company’s shares of Common Stock. Such option vests as to  1/4 of the shares underlying such option one year from November 9, 2011 and as to an additional  1/48th of the total number of shares subject to such option each month thereafter. In connection with his retention, Dr. Peroutka was also granted restricted stock units for 75,000 shares of the Company’s Common Stock that vest as to  1/4 of the shares one year from November 9, 2011 and as to an additional  1/4 of the total number of shares each year thereafter.

In December 2011, the Company executed a tender offer for all employees of the Company, including the named executive officers, whereby employees’ qualifying option shares could be tendered to the Company in exchange for new options, with the number of shares underlying such options based on a formula set forth in the offering materials. In addition, the shares underlying the new options were subject to new terms of vesting. The exercise price per share for the new options, based on the expiration date of the offer on December 12, 2011 and the closing price of the Company’s Common Stock as reported by the NASDAQ Global market on such date, was $1.07. Under the exchange offer, the Company accepted for cancellation options to purchase an aggregate of 2,110,821 shares of its Common Stock, which were cancelled as of December 12, 2011, and, in exchange, granted new options to purchase an aggregate of 1,225,468 shares of its Common Stock. Of these, named executive officers acquired new options to purchase an aggregate of 1,037,594 shares. A further description of the terms of individual grants made to named executive officers in connection with the tender offer on December 12, 2011 is set forth below in the Outstanding Equity Awards table and accompanying footnotes to such table.

In connection with his hiring, Mr. Martell was granted an option to purchase 500,000 shares of the Company’s shares of Common Stock. Such option vests as to  1/4 of the shares underlying such option one year from January 1, 2012 and as to an additional  1/48th of the total number of shares subject to such option each month thereafter. In connection with his retention, Mr. Martell was also granted restricted stock units for 100,000 shares of the Company’s Common Stock that vest as to   1/4 of the shares one year from January 1, 2012 and as to an additional   1/4 of the total number of shares each year thereafter.

In March 2012, the Committee recommended, and the Board of Directors approved, stock option grants to our named executive officers as follows:

•	Ronald A. Martell, two grants of 300,000 shares each,

•	Stephen F. Ghiglieri, two grants of 50,000 shares each,

•	Stephen J. Peroutka, M.D., Ph.D., two grants of 150,000 shares each, and

•	Michael E. Markels, two grants of 50,000 shares each.

The Board made these grants to further ensure that the objectives of the management team were aligned with those of the Company’s stockholders. Each of the two grants for the above executive officers had a separate vesting schedule. One of the grants vests in full on March 13, 2013, while the other grant vests in full on March 13, 2014, unless, in the case of the second grant, the Company achieves a certain development milestone prior to December 31, 2012, in which case the second grant vests upon the achievement of such milestone.

Severance and Change of Control Payments.

The Company’s named executive officers are entitled to severance payments equal to 12 to 18 months of base salary, target bonus and full acceleration of stock option and restricted stock vesting if the named executive officer’s employment is terminated without cause by an acquiring company, or, for certain reasons, by the named executive officer, within 18 months following a change of control of the Company. The named executive officers are also entitled to severance equal to 12 to 18 months of base salary and additional option exercise periods if the Company terminates their employment other than for cause or if the named executive officer terminates his employment for good reason prior to a change in control or after 18 months following a change in control. The Committee believes that these severance and change of control arrangements mitigate some of the risk that exists for executives working in a smaller company. These arrangements are intended to attract and retain qualified executives that could have other job alternatives that may appear to them to be less risky absent these arrangements. Because of the significant acquisition activity in the life science industry, there is a possibility that the Company could be acquired in the future. Accordingly, the Committee believes that the larger severance packages resulting from terminations related to change of control transactions, and bonus and vesting packages relating to the change of control itself, will provide an incentive for these executives to continue to help successfully execute such a transaction from its early stages until closing. Employment agreements for then existing named executive officers were amended in April 2011 to update severance provisions to current market conditions. Agreements for Dr. Peroutka and Mr. Martell that provide for such benefits were entered into in connection with their original retention and remain unchanged as of the date hereof. For a description and quantification of these severance and change of control benefits, please see the section entitled “Potential Payments Upon Termination or Change of Control.”

The Amended 2006 Acquisition Bonus Plan was terminated on February 3, 2011 by the Board of Directors because the Board of Directors determined that the plan was not the best mechanism for aligning management and stockholder interests.

Other Benefits.

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, employee stock purchase and 401(k) plans, in each case on the same basis as other employees, subject to applicable law. The Company also provides vacation and other paid holidays to all employees, including its named executive officers, at levels that the Committee believes are consistent with the practices of companies in the Company’s industry and local market. It is generally the Company’s policy not to extend significant perquisites to its named executive officers that are not available to its employees.

Results of 2011 Say on Pay Advisory Votes

In 2011, the Company’s stockholders approved, in an advisory vote, the 2010 compensation paid to the Company’s named executive officers. The Company considered this approval in the Company’s review of its compensation programs and in providing compensation for its executive officers in 2011.

In addition, in 2011, the Company’s stockholders recommended, pursuant to the advisory vote on the frequency of the Company’s submission of executive compensation for stockholder approval, that the advisory vote on executive compensation be held every third year. As a result, the Company currently expects to submit the next advisory vote for executive compensation at the Company’s 2014 annual meeting of stockholders.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully Submitted By:
MEMBERS OF THE COMPENSATION COMMITTEE

Neil M. Kurtz, M.D., Compensation Committee Chair
Bradford S. Goodwin
Robert T. Nelsen
Steven H. Nelson

Dated: April 26, 2012

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or executive officer of the Company has served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. Since the formation of the Compensation Committee, none of its members have been an officer or employee of the Company either during or prior to such member’s serving on the Compensation Committee.

Executive Compensation

The following table provides information regarding the compensation of the Company’s named executive officers, during the fiscal years ended December 31, 2011, 2010 and 2009:

Summary Compensation Table

Name and Principal Position	Year	Salary (1)		Option Awards (2)		Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)		Total
Anthony A. DiTonno,	2011	$437,800		$705,188	(6)	$0	$0	$643,446	(7)	$1,786,434
President, Chief Executive Officer	2010	$425,000		$91,993		$0	$127,500	$6,778		$651,271
	2009	$348,427		$292,993		$0	$183,840	$3,779		$829,039

Stephen F. Ghiglieri,	2011	$350,200		$787,505		$48,000	$52,705	$1,308		$1,239,718
Executive Vice President, Chief Operating Officer, Chief Financial Officer	2010	$340,000		$76,660		$0	$71,400	$346		$488,406
	2009	$310,000		$158,147		$0	$77,500	$3,262		$548,909

Michael E. Markels,	2011	$293,600		$689,686		$48,000	$37,874	$5,827		$1,074,987
Senior Vice President, Commercial and Business Development	2010	$285,000		$76,660		$0	$51,300	$7,652		$412,946
	2009	$260,000		$158,147		$0	$52,000	$3,202		$514,841

Jeffrey K. Tobias, M.D.,	2011	$293,550	(8)	$719,096	(9)	$48,000	$0	$2,734	(10)	$1,063,380
Executive Vice President, Research and Development, Chief Medical Officer	2010	$360,000		$76,660		$0	$75,600	$7,118		$519,378
	2009	$332,100		$158,147		$0	$103,781	$3,598		$515,776

Stephen J. Peroutka, M.D., Ph.D., Executive Vice President, Chief Medical Officer	2011	$55,417	(11)	$147,195		$80,250	$0	$2,590		$285,452

(1)	The amounts in this column include payments in respect of accrued vacation, holidays, sick days.
(2)	The amounts in this column represent the aggregate grant date fair value of awards granted during the year computed in accordance with FASB Codification Topic 718. Assumptions used in calculating the valuation of option grants are described in Note 11 to the Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, incorporated herein by reference. Based on the Black-Scholes value—on grants earned in 2011, including option grants in February 2011, on April 27, 2011, on October 27, 2011 and on December 12, 2011 (for the exchange program).
(3)	Restricted Stock Units (“RSU’s”) are based on grant date price times number of shares.
(4)	The amount reported for 2011 and 2010 in this column represents payments pursuant to the Company’s incentive bonus plan based upon the Board of Directors’ determination of milestone attainment in 2012 and 2011, respectively. The amount reported for 2009 reflects the cash portion of the bonus payout for services performed in 2009. In addition to the cash portion of the 2009 bonus payment, certain stock options were granted in lieu of the remaining cash portion. See “Compensation Discussion and Analysis—Compensation Components—Bonus Compensation” in this Proxy Statement for the terms, and number of shares underlying, these stock options.
(5)	The amounts in this column include amounts for forgiveness of notes receivable, housing allowance, discount purchase of securities through the Company’s 2007 Employee Stock Purchase Plan, moving expense reimbursement, term insurance premiums and a sign-on bonus.
(6)	This amount includes the value ($492,207) for an option that vest upon certain stock price triggers, such triggers did not occur in fiscal year 2011 and the option was cancelled upon termination.
(7)	Includes $637,618 paid to Mr. DiTonno for severance in connection with his retirement from the Company on December 31, 2011.
(8)	Dr. Tobias ceased employment with the Company effective as of October 16, 2011.
(9)	This amount includes the value ($491,581) for an option that vest upon certain stock price triggers, such triggers did not occur in fiscal year 2011 and the option was cancelled upon termination.

(10)	Includes consulting services fees of $12,453 paid to Dr. Tobias in 2011 in connection with his post-employment consulting arrangement with the Company.
(11)	Dr. Peroutka started employment with the Company as the Executive Vice President, Chief Medical Officer effective as of November 9, 2011.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to each of the named executive officers during the fiscal year ended December 31, 2011. All options were granted at the fair market value of the Company’s Common Stock, as determined by the Company’s Board of Directors on the date of grant and were granted under the Company’s 2007 Stock Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options Options #		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target (1) ($)	Maximum ($)
Anthony A. DiTonno	2/3/2011	—	—	—	—	30,000	(2)	5.06	92,937
	2/3/2011	—	—	—	—	125,000	(2)	5.06	492,207
	12/12/2011	—	—	—	—	500	(2)	1.07	291
	12/12/2011	—	—	—	—	3,150	(2)	1.07	292
	12/12/2011	—	—	—	—	6,460	(2)	1.07	3,685
	12/12/2011	—	—	—	—	17,233	(2)	1.07	5,680
	12/12/2011	—	—	—	—	1,168	(2)	1.07	385
	12/12/2011	—	—	—	—	18,174	(2)	1.07	5,758
	12/12/2011	—	—	—	—	18,174	(2)	1.07	5,758
	12/12/2011	—	—	—	—	17,751	(2)	1.07	2,916
	12/12/2011	—	—	—	—	24,000	(2)	1.07	13,992
	12/12/2011	—	—	—	—	1,481	(2)	1.07	872
	12/12/2011	—	—	—	—	5,793	(2)	1.07	3,377
	12/12/2011	—	—	—	—	34,939	(2)	1.07	12,382
	12/12/2011	—	—	—	—	25,000	(2)	1.07	6,967
	12/12/2011	—	—	—	—	11,850	(2)	1.07	1,100
	12/12/2011	—	—	—	—	20,229	(2)	1.07	6,667
	12/12/2011	—	—	—	—	10,206	(2)	1.07	5,950
	12/12/2011	—	—	—	—	1,369	(2)	1.07	451
	12/12/2011	—	—	—	—	10,970	(2)	1.07	5,173
	12/12/2011	—	—	—	—	7,249	(2)	1.07	1,191
	12/12/2011	—	—	—	—	17,500	(2)	1.07	10,189
	12/12/2011	—	—	—	—	40,000	(2)	1.07	11,148
	12/12/2011	—	—	—	—	40,000	(2)	1.07	11,148
	12/12/2011	—	—	—	—	8,395	(2)	1.07	3,583
	12/12/2011	—	—	—	—	1,851	(2)	1.07	1,089

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options Options #		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target (1) ($)	Maximum ($)
Stephen F. Ghiglieri	—	—	122,570	—	—	—		—	—
	9/16/2011	—	—	—	30,000	—	(3)	—	48,000
	2/3/2011	—	—	—	—	25,000	(4)	5.06	77,448
	2/3/2011	—	—	—	—	130,000	(4)	5.06	510,956
	4/27/2011	—	—	—	—	75,000	(5)	3.29	150,068
	12/12/2011	—	—	—	—	500	(6)	1.07	291
	12/12/2011	—	—	—	—	44,607	(7)	1.07	2,712
	12/12/2011	—	—	—	—	5,394	(8)	1.07	327
	12/12/2011	—	—	—	—	12,500	(9)	1.07	1,160
	12/12/2011	—	—	—	—	4,083	(10)	1.07	1,926
	12/12/2011	—	—	—	—	2,728	(6)	1.07	1,556
	12/12/2011	—	—	—	—	6,394	(11)	1.07	2,107
	12/12/2011	—	—	—	—	23,606	(12)	1.07	7,781
	12/12/2011	—	—	—	—	10,000	(6)	1.07	5,822
	12/12/2011	—	—	—	—	2,978	(13)	1.07	1,594
	12/12/2011	—	—	—	—	9,522	(14)	1.07	5,098
	12/12/2011	—	—	—	—	7,500	(6)	1.07	4,373
	12/12/2011	—	—	—	—	5,000	(15)	1.07	2,915
	12/12/2011	—	—	—	—	1,666	(16)	1.07	981
	12/12/2011	—	—	—	—	12,177	(17)	1.07	5,196
	12/12/2011	—	—	—	—	12,177	(6)	1.07	5,196

Stephen J. Peroutka, M.D., Ph.D.	—	—	192,500	—	—	—		—	—
	10/27/2011	—	—	—	—	225,000	(18)	1.07	147,195
	10/27/2011	—	—	—	75,000	—	(19)	—	80,250

Jeffrey Tobias, M.D.	9/16/2011	—	—	—	30,000	—	(3)	—	48,000
	2/3/2011	—	—	—	—	25,000	(4)	5.06	77,448
	2/3/2011	—	—	—	—	125,000	(4)	5.06	491,581
	4/27/2011	—	—	—	—	75,000	(5)	3.29	150,068

Michael E. Markels	—	—	88,080	—	—	—		—
	9/16/2011	—	—	—	30,000	—	(3)	—	48,000
	2/3/2011	—	—	—	—	22,500	(4)	5.06	69,703
	2/3/2011	—	—	—	—	110,000	(4)	5.06	432,338
	4/27/2011	—	—	—	—	75,000	(5)	3.29	150,068
	12/12/2011	—	—	—	—	833	(20)	1.07	490
	12/12/2011	—	—	—	—	3,000	(6)	1.07	1,749
	12/12/2011	—	—	—	—	2,000	(21)	1.07	1,166
	12/12/2011	—	—	—	—	1,759	(6)	1.07	1,024
	12/12/2011	—	—	—	—	500	(6)	1.07	291
	12/12/2011	—	—	—	—	15,000	(22)	1.07	4,944
	12/12/2011	—	—	—	—	1,830	(6)	1.07	1,044
	12/12/2011	—	—	—	—	2,032	(23)	1.07	124
	12/12/2011	—	—	—	—	47,970	(24)	1.07	2,917
	12/12/2011	—	—	—	—	15,333	(25)	1.07	7,633
	12/12/2011	—	—	—	—	4,666	(6)	1.07	2,200
	12/12/2011	—	—	—	—	9,000	(6)	1.07	4,244
	12/12/2011	—	—	—	—	13,241	(6)	1.07	7,709
	12/12/2011	—	—	—	—	4,333	(6)	1.07	2,043

(1)	The amounts in this column represent the target amounts of bonuses payable under the Company’s incentive bonus plan.
(2)	Immediately vested as of December 31, 2011, pursuant to severance triggers in his employment agreement.
(3)

Fifty percent of the total number of shares subject to each such grant vests on September 1, 2012 and 12 1/2 percent of the total remaining number of shares vesting thereafter on each of the following dates, subject to the grantee’s continued service relationship with the Company, December 1, 2012, March 10, 2013, June 1, 2013 and September 1, 2013

(4)	Vests upon the Company’s common stock achieving certain trigger points.
(5)	50% of the total shares vest on October 27, 2011 and the remaining 50% of shares vest on April 27, 2013.
(6)	Vests 1/12 monthly until December 12, 2012.
(7)	31,532 shares vest 1/12 monthly until 12/12/2012, 13,075 shares vest 1/29 monthly until 4/27/2014.
(8)	3,813 shares vest 1/12 monthly until 12/12/2012, 1,581 shares vest 1/29 monthly until 4/27/2014.
(9)	4,995 shares vest 1/12 monthly until 12/12/2012, 7,505 shares vest 1/50 monthly until 2/3/2016.
(10)	3,063 shares vest 1/12 monthly until 12/12/2012, 1,020 shares vest upon the attainment by the Company of certain milestones.
(11)	4,032 shares vest 1/12 monthly until 12/12/2012, 2,362 shares vest 1/38 monthly until 1/14/2015.
(12)	14,884 shares vest 1/12 monthly until 12/12/2012, 8,722 shares vest 1/38 monthly until 1/14/2015.
(13)	2,973 shares vest 1/12 monthly until 12/12/2012, 5 shares vest 1/13 monthly until 1/10/2013.
(14)	9,507 shares vest 1/12 monthly until 12/12/2012, 15 shares vest 1/13 monthly until 1/10/2013.
(15)	3,150 shares vest 1/12 monthly until 12/12/2012, 1,850 shares vest upon the attainment by the Company of certain milestones.
(16)	1,250 shares vest 1/12 monthly until 12/12/2012, 416 shares vest upon the attainment by the Company of certain milestones.
(17)	Vests 1/12 monthly until 12/12/2012, vests immediately upon the attainment by the Company of certain milestones.
(18)	Vests as to 1/4 of the shares underlying such option one year from November 9, 2011 and as to an additional 1/48th of the total number of shares subject to such option each month thereafter.
(19)	Vest as to 1/4 of the shares one year from November 9, 2011 and as to an additional 1/4 of the total number of shares each year thereafter.
(20)	625 shares vest 1/12 monthly until 12/12/2012, 208 shares vest upon the attainment by the Company of certain milestones.
(21)	1,260 shares vest 1/12 monthly until 12/12/2012, 740 shares vest upon the attainment by the Company of certain milestones.
(22)	9,457 shares vest 1/12 monthly until 12/12/2012, 5,543 shares vest 1/38 monthly until 1/14/2015.
(23)	1,436 shares vest 1/12 monthly until 12/12/2012, 596 shares vest 1/29 monthly until 4/27/2014.
(24)	33,909 shares vest 1/12 monthly until 12/12/2012, 14,061 shares vest 1/29 monthly until 4/27/2014.
(25)	10,734 shares vest 1/12 monthly until 12/12/2012, 4,599 shares vest upon the attainment by the Company of certain milestones.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.

Employment Agreements

The Company entered into executive employment agreements with each of its named executive officers listed above, and with its recently appointed, as of January 1, 2012, President and Chief Executive Officer, Ronald A. Martell.

The agreements provide for these officers to remain the Company’s at-will employees and to receive salary, bonus and benefits as determined at the discretion of the Board of Directors. The Company’s agreements with these officers provide that in the event of a change of control, certain limited acceleration of vesting periods for unvested stock options and other equity awards occurs. In addition, these agreements provide additional benefits if within the 18-month period following a change of control of the Company, the named executive officer resigns for good reason or is terminated by the Company or its successor other than for cause. The agreements also provide between 12 and 18 months of severance for individual named executive officers if the Company terminates their employment prior to a change in control or after the 18 month period following a change in control other than for cause or if the named executive officer terminates his employment for good reason during such time periods.

Upon a qualifying resignation or termination within 18 months after a change in control, Mr. Martell will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 18 months; a lump sum payment equal to 1 1/2 times his full target annual bonus (with the payment of such amount divided so that two thirds (2/3) is paid when executive bonuses are paid for the year in which he was terminated or resigned and the remainder paid when executive bonuses are paid for the year following such year); acceleration in full of vesting of any equity awards held by him (with 12 months to exercise option equity awards); and payment for up to 18 months continued health insurance premiums for him and his eligible dependents, unless they obtain generally similar benefits from another employer prior to such 18 month period. Upon a qualifying resignation or termination, prior to or after 18 months following a change in control, Mr. Martell will become entitled to receive: 18 months of his then current salary; acceleration of vesting of equity awards by 12 months; an exercise period of 12 months for his options; and payment for up to 12 months continued health insurance premiums for him and his eligible dependents, unless they obtain generally similar benefits from another employer prior to such 12 month period.

Upon a qualifying resignation or termination within 18 months after a change in control, Mr. Ghiglieri will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 15 months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of options for Common Stock held by him; the lapse in full of the Company’s right of repurchase with respect to restricted shares of Common Stock held by him, if any; continued employee benefits, for him and his eligible dependents, until the earlier of 15 months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits; and, if the triggering event occurs prior to April 27, 2012, a lump sum equal to $100,000 in connection with his stay bonus. Upon a qualifying resignation or termination, prior to or after 18 months following a change in control, Mr. Ghiglieri will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 12 months; an additional exercise period for his options; continued benefits for him and his eligible dependents for 12 months or until he obtains employment with generally similar employee benefits; and, if the triggering event occurs prior to April 27, 2012, a lump sum equal to $100,000 in connection with his stay bonus.

Upon a qualifying resignation or termination within 18 months after a change in control, Mr. Markels will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 12 months; a lump sum payment equal to his full target annual bonuses; acceleration in full of vesting of options for Common Stock held by him; the lapse in full of the Company’s right of repurchase with respect to restricted shares of Common Stock held by him, if any; continued employee benefits for him and his eligible dependents until the earlier of 12 months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits; and, if the triggering event occurs prior to April 27, 2012, a lump sum equal to $100,000 in connection with his stay bonus. Upon a qualifying resignation or termination, prior to or after 18 months following a change in control, Mr. Markels will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 12 months; an exercise period of 12 months for his options; continued benefits for him and his eligible dependents for 12 months or until he obtains employment with generally similar employee benefits; and, if the triggering event occurs prior to April 27, 2012, a lump sum equal to $100,000 in connection with his stay bonus.

Upon a qualifying resignation or termination within 18 months after a change in control, Dr. Peroutka will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 12 months; a lump sum payment equal to one time his full target annual bonus; acceleration in full of vesting of any equity awards held by him (with 12 months to exercise option equity awards); and payment for up to 12 months continued health insurance premiums for him and his eligible dependents, unless they obtain generally similar benefits from another employer prior to such 12 month period. Upon a qualifying resignation or termination, prior to or after 18 months following a change in control, Dr. Peroutka will become entitled to receive: 12 months of his then current salary; acceleration of vesting of equity awards by 12 months; an exercise period of 12 months for his options; and payment for up to 12 months continued health insurance premiums for him and his eligible dependents, unless they obtain generally similar benefits from another employer prior to such 12 month period.

On September 27, 2011, the Company and Dr. Tobias entered into a consulting agreement to provide for Dr. Tobias to continue providing services to the Company on and after October 16, 2011 to support clinical regulatory activities of the Company. The terms of the consulting agreement include up to 16 hours of consulting services per month for nine months (at an hourly rate of $450.00), continued vesting of Company options and other equity awards currently held by Dr. Tobias over the term he provides consulting services, and extending the post-termination option exercise period for Company options currently held by Dr. Tobias to 12 months following the termination of his consulting services.

In connection with Mr. DiTonno’s retirement, the Board of Directors approved accelerating the vesting of options to purchase the Company’s Common Stock held by Mr. DiTonno by 12 months upon termination of his employment. Mr. DiTonno had stock options which vested at a rate of 12 months with 24 months to exercise, as of December 31, 2011, due to amounts that became due to him pursuant to the severance provisions of his employment agreement, whereby he was paid $637,618 and vested in 306,262 shares of stock worth $251,135.

For a complete description and quantification of benefits payable to the Company’s named executive officers on and following termination of employment under plans and programs currently in effect, see “Potential Payments Upon Termination or Change of Control.”

Option Repricing Tender Offer

In December 2011, the Company consummated a tender offer to reprice certain outstanding options of the Company, including options held by named executive officers, which is further described above in Compensation Discussion and Analysis—Compensation Components—Equity Awards. The individual grants, exercise price, general vesting terms and grant date fair value are disclosed in the Grants of Plan-Based Awards table above as well as the Outstanding Equity Awards Table set forth below.

Outstanding Equity Awards

The following table presents certain information concerning the outstanding option awards held as of December 31, 2011 by each named executive officer.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested ($)
	Exercisable		Unexercisable
Anthony A. DiTonno	500	(6)	—	1.07	12/12/2018	—	—
	3,150	(6)	—	1.07	12/12/2018	—	—
	6,460	(6)	—	1.07	12/12/2018	—	—
	34,939	(6)	—	1.07	12/12/2018	—	—
	18,174	(6)	—	1.07	12/12/2018	—	—
	18,174	(6)	—	1.07	12/12/2018	—	—
	24,000	(6)	—	1.07	12/12/2018	—	—
	1,111	(6)	—	1.07	12/12/2018	—	—
	3,650	(6)	—	1.07	12/12/2018	—	—
	17,233	(6)	—	1.07	12/12/2018	—	—
	3,346	(6)	—	1.07	12/12/2018	—	—
	432	(6)	—	1.07	12/12/2018	—	—
	6,388	(6)	—	1.07	12/12/2018	—	—
	6,430	(6)	—	1.07	12/12/2018	—	—
	8,228	(6)	—	1.07	12/12/2018	—	—
	17,500	(6)	—	1.07	12/12/2018	—	—
	40,000	(6)	—	1.07	12/12/2018	—	—
	25,000	(6)	—	1.07	12/12/2018	—	—
	40,000	(6)	—	1.07	12/12/2018	—	—
	2,844	(6)	—	1.07	12/12/2018	—	—
	1,168	(6)	—	1.07	12/12/2018	—	—
	17,751	(6)	—	1.07	12/12/2018	—	—
	8,395	(6)	—	1.07	12/12/2018	—	—
	1,389	(6)	—	1.07	12/12/2018	—	—

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested ($)
	Exercisable		Unexercisable
Stephen F. Ghiglieri	10,134	(2)	—		$1.95	3/15/2015	—		—
	10,134	(1)	—		$1.95	3/15/2015	—		—
	29,520		—		$1.25	1/15/2019	—		—
	10,937		4,063	(2)	$1.25	1/15/2019	—		—
	15,000	(1)	—		$1.25	1/15/2019	—		—
	—		3,140	(7)	$5.06	2/3/2021	—		—
	—		30,000	(7)	$5.06	2/3/2021	—		—
	—		31,860	(7)	$5.06	2/3/2021	—		—
	—		30,000	(7)	$5.06	2/3/2021	—		—
	—		35,000	(7)	$5.06	2/3/2021	—		—
	—		500	(8)	$1.07	12/12/2018	—		—
	—		44,607	(9)	$1.07	12/12/2018	—		—
	—		5,394	(10)	$1.07	12/12/2018	—		—
	—		12,500	(11)	$1.07	12/12/2018	—		—
	—		4,083	(12)	$1.07	12/12/2018	—		—
	—		2,728	(8)	$1.07	12/12/2018	—		—
	—		6,394	(13)	$1.07	12/12/2018	—		—
	—		23,606	(14)	$1.07	12/12/2018	—		—
	—		10,000	(8)	$1.07	12/12/2018	—		—
	—		2,978	(15)	$1.07	12/12/2018	—		—
	—		9,522	(16)	$1.07	12/12/2018	—		—
	—		7,500	(8)	$1.07	12/12/2018	—		—
	—		5,000	(17)	$1.07	12/12/2018	—		—
	—		1,666	(18)	$1.07	12/12/2018	—		—
	—		12,177	(19)	$1.07	12/12/2018	—		—
	—		12,177	(8)	$1.07	12/12/2018	—		—
	—		—		—	—	30,000	(27)	24,600

Jeffrey Tobias, M.D.	46,666	(3)	—		3.75	1/27/2016	—		—
	40,000	(1)	—		3.75	1/27/2016	—		—
	5,000	(1)(5)	—		11.25	1/5/2017	—		—
	6,250		3,750	(1)	8.63	10/2/2017	—		—
	15,000	(2)	—		8.63	10/2/2017	—		—
	24,478		522	(2)	5.43	1/10/2018	—		—
	38,000		—		1.25	1/15/2019	—		—
	15,000	(1)	—		1.25	1/15/2019	—		—
	10,937		4,063	(2)	1.25	1/15/2019	—		—
	1,000		—		8.32	12/3/2019	—		—
	23,957		26,043	(2)	7.10	1/14/2020	—		—
	5,208		19,792	(2)	5.06	2/3/2021	—		—
	37,500		37,500	(20)	3.29	4/27/2021	—		—
	—		—		—	—	30,000	(27)	24,600

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)				Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested ($)
	Exercisable		Unexercisable
Michael E. Markels	20,000		—		1.25	1/15/2019	—		—
	9,114		3,386	(2)	1.25	1/15/2019	—		—
	12,500	(1)	—		1.25	1/15/2019	—		—
	—		30,000	(7)	5.06	2/3/2021	—		—
	—		25,000	(7)	5.06	2/3/2021	—		—
	—		30,000	(7)	5.06	2/3/2021	—		—
	—		22,915	(7)	5.06	2/3/2021	—		—
	—		2,085	(7)	5.06	2/3/2021	—		—
	4,687		17,813	(2)	5.06	2/3/2021	—		—
	—		833	(21)	1.07	12/12/2018	—		—
	—		3,000	(8)	1.07	12/12/2018	—		—
	—		2,000	(22)	1.07	12/12/2018	—		—
	—		1,759	(8)	1.07	12/12/2018	—		—
	—		500	(8)	1.07	12/12/2018	—		—
	—		15,000	(23)	1.07	12/12/2018	—		—
	—		2,032	(24)	1.07	12/12/2018	—		—
	—		47,970	(25)	1.07	12/12/2018	—		—
	—		15,333	(26)	1.07	12/12/2018	—		—
	—		4,666	(8)	1.07	12/12/2018	—		—
	—		9,000	(8)	1.07	12/12/2018	—		—
	—		13,241	(8)	1.07	12/12/2018	—		—
	—		4,333	(8)	1.07	12/12/2018	—		—
	—		1,830	(8)	1.07	12/12/2018	—		—
	—		—		—	—	30,000	(27)	24,600

Stephen J. Peroutka, M.D., Ph.D.	—		225,000	(3)	1.07	10/27/2021	—		—
	—		—		—	—	75,000	(28)	61,500

(1)	Vests in full on the sixth anniversary of the grant date. The vesting will accelerate upon the attainment by the Company of certain milestones.
(2)	Vests as to 1/48 of the shares underlying the option monthly following the grant date.
(3)	Vests as to 1/4 of the shares underlying the option on the first anniversary of the grant date and as to 1/48 of the underlying shares monthly thereafter.
(4)	Vests as to 20.85% of the shares underlying the option immediately and as to 1/36 of the underlying shares monthly thereafter.
(5)	Options allow for early exercise.
(6)	Immediately vested as of December 31, 2011, pursuant to severance triggers in his employment agreement.
(7)	Vests upon the Company’s common stock achieving certain trigger points.
(8)	Vests 1/12 monthly until December 12, 2012.
(9)	31,532 shares vest 1/12 monthly until 12/12/2012, 13,075 shares vest 1/29 monthly until 4/27/2014.
(10)	3,813 shares vest 1/12 monthly until 12/12/2012, 1,581 shares vest 1/29 monthly until 4/27/2014.
(11)	4,995 shares vest 1/12 monthly until 12/12/2012, 7,505 shares vest 1/50 monthly until 2/3/2016.
(12)	3,063 shares vest 1/12 monthly until 12/12/2012, 1,020 shares vest upon the attainment by the Company of certain milestones.
(13)	4,032 shares vest 1/12 monthly until 12/12/2012, 2,362 shares vest 1/38 monthly until 1/14/2015.
(14)	14,884 shares vest 1/12 monthly until 12/12/2012, 8,722 shares vest 1/38 monthly until 1/14/2015.

(15)	2,973 shares vest 1/12 monthly until 12/12/2012, 5 shares vest 1/13 monthly until 1/10/2013.
(16)	9,507 shares vest 1/12 monthly until 12/12/2012, 15 shares vest 1/13 monthly until 1/10/2013.
(17)	3,150 shares vest 1/12 monthly until 12/12/2012, 1,850 shares vest upon the attainment by the Company of certain milestones.
(18)	1,250 shares vest 1/12 monthly until 12/12/2012, 416 shares vest upon the attainment by the Company of certain milestones.
(19)	Vests 1/12 monthly until 12/12/2012, vests immediately upon the attainment by the Company of certain milestones.
(20)	50% of the shares vest on 10/27/2011 and 50% of the shares vest on 4/27/2013.
(21)	625 shares vest 1/12 monthly until 12/12/2012, 208 shares vest upon the attainment by the Company of certain milestones.
(22)	1,260 shares vest 1/12 monthly until 12/12/2012, 740 shares vest upon the attainment by the Company of certain milestones.
(23)	9,457 shares vest 1/12 monthly until 12/12/2012, 5,543 shares vest 1/38 monthly until 1/14/2015.
(24)	1,436 shares vest 1/12 monthly until 12/12/2012, 596 shares vest 1/29 monthly until 4/27/2014.
(25)	33,909 shares vest 1/12 monthly until 12/12/2012, 14,061 shares vest 1/29 monthly until 4/27/2014.
(26)	10,734 shares vest 1/12 monthly until 12/12/2012, 4,599 shares vest upon the attainment by the Company of certain milestones.
(27)

50% of total grant shares vests on September 1, 2012 and 12  1/2 % of the total remaining shares vesting thereafter on each of the following dates: December 1, 2012, March 10, 2013, June 1, 2013 and September 1, 2013.

(28)	The 75,000 share grant vests at 1/4 of the total shares on November 9, 2012 and 1/2 of the total number of shares each year thereafter.

Options Exercised and Stock Vested

There were no exercises of options for any of the named executive officers during the fiscal year ended December 31, 2011. There were no restricted stock units that vested during 2011 for any of the named executive officers.

In connection with Mr. DiTonno’s retirement, the Board of Directors approved accelerating the vesting of options to purchase the Company’s Common Stock held by Mr. DiTonno by 12 months upon termination of his employment. Mr. DiTonno had stock options which vested at a rate of 12 months with 24 months to exercise, as of December 31, 2011, due to amounts that became due to him pursuant to the severance provisions of his employment agreement, whereby he was paid $637,618 and vested in 306,262 shares of stock worth $251,135.

Potential Payments Upon Termination or Change of Control

The following summaries set forth potential payments payable to the Company’s named executive officers and Ronald A. Martell, the Company’s recently appointed President and Chief Executive Officer, upon termination of employment or a change in control of the Company under their executive employment agreements and the Company’s other compensation programs. The agreements for Mr. Martell and Dr. Peroutka were entered into in connection with their recent retention by the Company, and have not been amended to date. Messrs. Ghiglieri and Markels agreements were amended and restated by the Board of Directors on April 26, 2011 and signed on September 19, 2011, to among other things, update the severance terms as approved by the Compensation Committee of the Board of Directors.

For the named executive officers that left employment of the Company in 2011, the actual circumstances of departure of each executive officer and the actual received, or potential payments to be received, by them is discussed below.

Certain Defined Terms for Martell and Peroutka Executive Employment Agreements:

For the purpose of the executive employment agreements for Mr. Martell and Dr. Peroutka, “cause” means an officer:

•	clearly refuses to carry out any of his material lawful duties of the officer or any directions of the Board of Directors reasonably consistent with those duties;

•

persistently fails to carry out any of his lawful duties of the officer or any directions of the Board of Directors reasonably consistent with those duties; provided, however, he has been given reasonable notice and opportunity to correct any such failure;

•	violates any state or federal criminal law involving the commission of a crime against the Company or any other felonious criminal act involving moral turpitude;

•

currently abuses alcohol or controlled substances; deceives, commits fraud, materially misrepresents or is materially dishonest; or is involved in an incident materially comprising his reputation or ability to represent the Company with investors, customers or the public; or

•	materially violates any provision of the executive employment agreement, subject to a notice and an opportunity-to-cure.

For the purpose of the executive employment agreements for Mr. Martell and Dr. Peroutka, “good reason” means:

•	a material reduction in his annual base salary, regardless of any change in his duties or responsibilities;

•

the assignment of any duties materially inconsistent with his position, authority, duties or responsibilities or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose (i) an isolated and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by him, (ii) a mere change of title or reporting status in connection with a change of control;

•

the Company’s requiring him to be based at any office or location more than fifty (50) miles from the city in which he is currently employed by the Company, which, for the avoidance of doubt, is San Mateo, California;

•

any failure by the Company to comply with and satisfy the assignment provision contained in the executive employment agreement; provided however, that the Company’s successor received at least ten (10) days’ prior written notice form the Company or him of such assignment provision requirements; or

•

any other material violation of any provision of the executive employment agreement by the Company; provided, however, that he has notified the Company of such salary reduction, assignment, failure, situation or violation within ninety (90) days of tis occurrence and there has been compliance with the notice and opportunity-to-cure requirements of the executive employment agreement.

For the purpose of the executive employment agreements for Mr. Martell and Dr. Peroutka, “total disability” means the officer’s inability (with such accommodation as may be required by law and which places no undue burden on the Company), as determined by a physician selected by the Company and acceptable to the officer, to perform the officer’s essential duties for a period or periods aggregating 12 weeks in any 365 day period as a result of physical or mental illness, loss of legal capacity or any other cause beyond the officer’s control, unless he is granted a leave of absence by the Board of Directors.

Certain Defined Terms for Ghiglieri and Markels Executive Employment Agreements:

For the purpose of the executive employment agreements for Mr. Ghiglieri and Mr. Markels, “cause” means an officer:

•	fails to perform his duties (other than due to his incapacity as a result of physical or mental illness for a period not to exceed 90 days);

•	engages in conduct which is materially injurious to the Company, its business or reputation, or which constitutes gross misconduct;

•	materially breaches the terms of any agreement between him and the Company;

•	materially breaches or takes any action in material contravention of the Company’s policies adopted by the Board of Directors or any committee thereof;

•	is convicted of, or admits or pleads no contest with respect to a felony; or

•	commits an act of fraud against the Company, misappropriates material property belonging to the Company or an act of violence against an officer, director, employee or consultant of the Company.

For the purpose of the executive employment agreements for Mr. Ghiglieri and Mr. Markels, “good reason” means:

•	a material reduction in his salary or benefits other than as a result of a reduction in compensation affecting the Company’s or its successor entity’s employees generally;

•	a material diminution of his duties or responsibilities relative to his duties and responsibilities in effect immediately prior to a change in control;

•	relocation of his place of employment to a location more than 35 miles from the office location where the executive performs services; or

•

a material breach by the Company of any material provision of the executive employment agreement, including a failure of a successor entity in any change in control to assume and perform under the executive employment agreement.

For the purpose of the executive employment agreements for Mr. Ghiglieri and Mr. Markels, “disability” means an officer’s inability to perform his duties as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the officer or the officer’s legal representative.

Current Executive Officers:

Ronald A. Martell

Mr. Martell’s employment is at-will. Either the Company or Mr. Martell may terminate the executive employment agreement at any time. Mr. Martell may be eligible to receive certain severance payments and acceleration of vesting of stock options and restricted stock grants held by Mr. Martell if Mr. Martell terminates his employment for good reason or the Company terminates Mr. Martell without cause within the 18-month period following a change in control as well as 1 1/2 times his annual bonus amount. Mr. Martell may also be eligible to receive certain severance payments and an extension of the exercise period for his stock options if Mr. Martell terminates his employment for good reason or the Company terminates Mr. Martell without cause prior to a change in control or after the 18-month period following a change in control.

Termination by the Company or termination by Mr. Martell prior to, or after 18 months following, a change in control. Upon a qualifying resignation or termination, prior to or after 18 months following a change in control, Mr. Martell will become entitled to receive: 18 months of his then current salary; acceleration of vesting of equity awards by 12 months; an exercise period of 12 months for his options; and payment for up to 12 months continued health insurance premiums for him and his eligible dependents, unless they obtain generally similar benefits from another employer prior to such 12 month period.

Termination by the Company (other than for cause) or termination by Mr. Martell for good reason following a change in control. Upon a qualifying resignation or termination within 18 months after a change in control, Mr. Martell, will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 18 months; lump sum payments in aggregate equal to 1 1/2 times his full target annual bonus (with the payment of such amount divided so that two thirds (2/3) is paid when executive bonuses are paid for the year in which he was terminated or resigned and the remainder paid when executive bonuses are paid for the year following such year); acceleration in full of vesting of any equity awards held by him (with 12 months to exercise option equity awards); and payment for up to 18 months continued health insurance premiums for him and his eligible dependents, unless they obtain generally similar benefits from another employer prior to such 18 month period.

Termination by the Company for cause or by Mr. Martell other than for good reason. Upon termination for any other reason, Mr. Martell is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Mr. Martell’s employment as a result of Mr. Martell’s disability or if Mr. Martell’s employment terminates upon Mr. Martell’s death, Mr. Martell is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans, provided that the Company is obligated to pay for up to 12 or 18 months (depending on whether such termination occurs prior to or after 18 months following a change of control for the 12 month period, or within 18 months following a change of control for the 18 month period) continued health insurance premiums for his eligible dependents, unless they obtain generally similar benefits from another employer prior to such applicable 12 or 18 month period.

Assuming Mr. Martell’s employment was terminated under each of these circumstances on December 31, 2011 (but utilizing Mr. Martell’s currently in effect compensation level and structure as if they were in effect as of such date and as if he was employed by the Company as of such date), such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Value of Accelerated Equity Awards (1)
Prior to a change in control	$460,000	—	$246,000
Upon a change in control	—	—	—
Without cause or for good reason following a change in control	$690,000	$345,000	$984,000
Death	—	—	—
Disability	—	—	—
Other	—	—	—

(1)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (the closing price on December 31, 2011) multiplied by the shares vesting on the acceleration date.

Stephen F. Ghiglieri

Mr. Ghiglieri’s employment is at-will. Either the Company or Mr. Ghiglieri may terminate the executive employment agreement at any time. Upon a change in control of the Company, Mr. Ghiglieri will receive acceleration of vesting of each of Mr. Ghiglieri’s restricted stock grants and outstanding options to purchase

Common Stock by a number of months equal to the number of months of vesting remaining for such option as of the change in control, minus 18 months; provided, that if such stock options or restricted stock grants have fewer than 18 months of vesting remaining, then such options or restricted stock grants will not be accelerated upon a change in control. Mr. Ghiglieri may be eligible to receive certain severance payments and additional acceleration of vesting of stock options and restricted stock grants held by Mr. Ghiglieri if Mr. Ghiglieri terminates his employment for good reason or the Company terminates Mr. Ghiglieri without cause within the 18-month period following a change in control. Mr. Ghiglieri may also be eligible to receive certain severance payments and an extension of the exercise period for his stock options if Mr. Ghiglieri terminates his employment for good reason or the Company terminates Mr. Ghiglieri without cause prior to a change in control or after the 18-month period following a change in control.

Termination by the Company or termination by Mr. Ghiglieri prior to, or after 18 months following, a change in control. Upon a qualifying resignation or termination, prior to or after 18 months following a change in control, Mr. Ghiglieri will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 12 months; an exercise period of 12 months for his options; continued benefits for him and his eligible dependents for 12 months or until he obtains employment with generally similar employee benefits; and, if the triggering event occurs prior to April 27, 2012, a lump sum equal to $100,000 in connection with his stay bonus.

Termination by the Company (other than for cause) or termination by Mr.Ghiglieri for good reason following a change in control. Upon a qualifying resignation or termination within 18 months after a change in control, Mr. Ghiglieri will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 15 months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of options for Common Stock held by him; the lapse in full of the Company’s right of repurchase with respect to restricted shares of Common Stock held by him, if any; continued benefits for him and his eligible dependents for 15 months or until he obtains employment with generally similar employee benefits; and, if the triggering event occurs prior to April 27, 2012, a lump sum equal to $100,000 in connection with his stay bonus.

Termination by the Company for cause or by Mr. Ghiglieri other than for good reason. Upon termination for any other reason, Mr. Ghiglieri is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Mr. Ghiglieri’s employment as a result of Mr. Ghiglieri’s disability or if Mr. Ghiglieri’s employment terminates upon Mr. Ghiglieri’s death, Mr. Ghiglieri is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Assuming Mr. Ghiglieri’s employment was terminated under each of these circumstances on December 31, 2011 (but utilizing Mr. Ghiglieri’s currently in effect compensation level and structure as if they were in effect as of such date), such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Value of Accelerated Equity Awards (1)
Prior to a change in control	$350,200	—	—
Upon a change in control	—	—	—
Without cause or for good reason following a change in control	$437,750	$122,570	$410,508
Death	—	—	—
Disability	—	—	—
Other	—	—	—

(1)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (the closing price on December 31, 2011) multiplied by the shares vesting on the acceleration date.

Michael E. Markels

Mr. Markels’ employment is at-will. Either the Company or Mr. Markels may terminate the executive employment agreement at any time. Upon a change in control of the Company, Mr. Markels will receive acceleration of vesting of each of Mr. Markels’ restricted stock grants and outstanding options to purchase Common Stock by a number of months equal to the number of months of vesting remaining for such option as of the change in control, minus 18 months; provided, that if such stock options or restricted stock grants have fewer than 18 months of vesting remaining, then such options or restricted stock grants will not be accelerated upon a change in control. Mr. Markels may be eligible to receive certain severance payments and additional acceleration of vesting of stock options and restricted stock grants held by Mr. Markels if Mr. Markels terminates his employment for good reason or the Company terminates Mr. Markels without cause within the 18-month period following a change in control. Mr. Markels may also be eligible to receive certain severance payments and an extension of the exercise period for his stock options if Mr. Markels terminates his employment for good reason or the Company terminates Mr. Markels without cause prior to a change in control or after the 18-month period following a change in control.

Termination by the Company or termination by Mr. Markels prior to, or after 18 months following, a change in control. Upon a qualifying resignation or termination, prior to or after 18 months following a change in control, Mr. Markels will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 12 months; an exercise period of 12 months for his options; continued benefits for him and his eligible dependents for 12 months or until he obtains employment with generally similar employee benefits; and, if the triggering event occurs prior to April 27, 2012, a lump sum equal to $100,000 in connection with his stay bonus.

Termination by the Company (other than for cause) or termination by Mr. Markels for good reason following a change in control. Upon a qualifying resignation or termination within 18 months after a change in control, Mr. Markels will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 12 months; a lump sum payment equal to his full target annual bonuses; acceleration in full of vesting of options for Common Stock held by him; the lapse in full of the Company’s right of repurchase with respect to restricted shares of Common Stock held by him, if any; continued benefits for him and his eligible dependents for 12 months or until he obtains employment with generally similar employee benefits; and, if the triggering event occurs prior to April 27, 2012, a lump sum equal to $100,000 in connection with his stay bonus.

Termination by the Company for cause or by Mr. Markels other than for good reason. Upon termination for any other reason, Mr. Markels is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Mr. Markels’ employment as a result of Mr. Markels’ disability or if Mr. Markels’ employment terminates upon Mr. Markels’ death, Mr. Markels is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Assuming Mr. Markels’ employment was terminated under each of these circumstances on December 31, 2011 (but utilizing Mr. Markels’ currently in effect compensation level and structure as if they were in effect as of such date), such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Value of Accelerated Equity Awards (1)
Prior to a change in control	$293,600	—	—
Upon a change in control	—	—	—
Without cause or for good reason following a change in control	$293,600	$88,080	$351,778
Death	—	—	—
Disability	—	—	—
Other	—	—	—

(1)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (the closing price on December 31, 2011) multiplied by the shares vesting on the acceleration date.

Stephen J. Peroutka, M.D., Ph.D.

Dr. Peroutka’s employment is at-will. Either the Company or Dr. Peroutka may terminate the executive employment agreement at any time. Dr. Peroutka may be eligible to receive certain severance payments and acceleration of vesting of stock options and restricted stock grants held by Dr. Peroutka if Dr. Peroutka terminates his employment for good reason or the Company terminates Dr. Peroutka without cause within the 18-month period following a change in control. Dr. Peroutka may also be eligible to receive certain severance payments and an extension of the exercise period for his stock options if Dr. Peroutka terminates his employment for good reason or the Company terminates Dr. Peroutka without cause prior to a change in control or after the 18-month period following a change in control.

Termination by the Company or termination by Dr. Peroutka prior to, or after 18 months following, a change in control. Upon a qualifying resignation or termination, prior to or after 18 months following a change in control, Dr. Peroutka will become entitled to receive: 12 months of his then current salary; acceleration of vesting of equity awards by 12 months; an exercise period of 12 months for his options; and payment for up to 12 months continued health insurance premiums for him and his eligible dependents, unless they obtain generally similar benefits from another employer prior to such 12 month period.

Termination by the Company (other than for cause) or termination by Dr. Peroutka for good reason following a change in control. Upon a qualifying resignation or termination within 18 months after a change in control, Dr. Peroutka will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of 12 months; a lump sum payment equal to his full target annual bonuses; acceleration in full of vesting of any equity awards held by him (with 12 months to exercise option equity awards); and payment for up to 12 months continued health insurance premiums for him and his eligible dependents, unless they obtain generally similar benefits from another employer prior to such 12 month period.

Termination by the Company for cause or by Dr. Peroutka other than for good reason. Upon termination for any other reason, Dr. Peroutka is not entitled to any payment or benefit other than severance and any other benefits only as are then established under the Company’s written severance and benefit plans.

Termination for death or disability. If the Company terminates Dr. Peroutka’s employment as a result of Dr. Peroutka’s disability or if Dr. Peroutka’s employment terminates upon Dr. Peroutka’s death, Dr. Peroutka is not entitled to any payment or benefit other than severance amounts paid prior to the date of such termination and severance and any other benefits only as are then established under the Company’s written severance and benefit plans, provided that the Company is obligated to pay for up to 12 months continued health insurance premiums for his eligible dependents, unless they obtain generally similar benefits from another employer prior to such 12 month period.

Assuming Dr. Peroutka’s employment was terminated under each of these circumstances on December 31, 2011 (but utilizing Dr. Peroutka’s currently in effect compensation level and structure as if they were in effect as of such date), such payments and benefits have an estimated value of:

	Cash Severance	Bonus	Value of Accelerated Equity Awards (1)
Prior to a change in control	$385,000	—	—
Upon a change in control	—	—	—
Without cause or for good reason following a change in control	$385,000	$192,500	$492,000
Death	—	—	—
Disability	—	—	—
Other	—	—	—

(1)	The aggregate dollar amount realized upon the acceleration of vesting of an equity award represents the aggregate market price of the shares of Common Stock underlying the equity award on the acceleration date (the closing price on December 31, 2011 multiplied by the shares vesting on the acceleration date.

Former Executive Officers:

In connection with Mr. DiTonno’s retirement, the Board of Directors approved accelerating the vesting of options to purchase the Company’s Common Stock held by Mr. DiTonno by 12 months upon termination of his employment. Mr. DiTonno had stock options which vested at a rate of 12 months with 24 months to exercise, as of December 31, 2011, due to amounts that became due to him pursuant to the severance provisions of his employment agreement, whereby he was paid $643,446 and vested in 306,262 shares of stock worth $251,135.

Dr. Tobias did not receive any serverance payments upon his departure from the Company on October 16, 2011.

Director Compensation

The following table sets forth a summary of all non-employee director compensation for the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Jean Jacques Bienaimé	$87,104	$14,292	$101,396
Bradford S. Goodwin	$80,500	$14,292	$94,792
Neil M. Kurtz	$63,750	$14,292	$78,042
Gary A. Lyons	$82,500	$200,090	$282,590
Robert T. Nelsen	$59,500	$14,292	$73,792
Steve H. Nelson	$59,500	$14,292	$73,792
John A. Orwin	$71,250	$14,292	$85,542

(1)	The amounts in this column represent the aggregate grant date fair value of awards granted during the year computed in accordance with FASB Codification Topic 718. Assumptions used in calculating the valuation of option grants are described in Note 11 to the Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, incorporated herein by reference.

Narrative Disclosure to Director Compensation Table

The Company reimburses its non-employee directors for their expenses incurred in connection with attending Board of Directors and committee meetings. Non-employee directors receive a quarterly retainer of $6,250 and the Chairman of the Board of Directors receives a quarterly retainer of $12,500. The Chairman of the Audit Committee receives an additional cash retainer of $2,500 quarterly. The Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional cash retainer of $2,187.50 quarterly. Non-employee directors also receive cash fees of $3,000 for each Board of Directors meeting and $1,000 for each Audit and Compensation Committee meeting attended in person and $1,500 for each Board of Directors meeting and $500 for each Audit and Compensation Committee meeting attended by telephone.

The Company’s 2007 Stock Plan provides for the automatic grant of non-statutory options to non-employee directors. Each newly appointed non-employee director, except for those directors who become non-employee directors by ceasing to be employee directors, receives an initial option to purchase 20,000 shares upon such appointment. This option vests ratably each year, so that the option is fully vested and exercisable on the fourth anniversary of its grant date, subject to the director’s continued service on each relevant vesting date. In addition, on an annual basis, at each annual meeting of Stockholders, non-employee directors who have been directors for at least 12 months as of the date of such annual meeting of stockholders will receive an option to purchase 10,000 shares immediately following such annual meeting. This option will vest in full on the first anniversary of its grant date, subject to the director’s continued service on such date. All options granted under the automatic grant provisions have a term of ten years and an exercise price per share equal to the fair market value on the date of grant.

Employee directors who meet the eligibility requirements may participate in the Company’s 2007 Employee Stock Purchase Plan.

The Company maintains directors and officers liability insurance coverage. This insurance covers directors and officers individually. These policies currently run from May 2, 2011 through May 2, 2012 at a total annual cost of approximately $249,693. The primary carrier is National Union Fire Insurance Company of Pittsburgh, PA.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2011, the Company’s executive officers, directors and ten-percent stockholders complied with all applicable filing requirements.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee operates under a written charter adopted by the Board of Directors. The charter was amended and restated on February 3, 2011. The purpose of the Audit Committee includes the following:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•

Assist the Board of Directors of the Company in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements under applicable securities law, (iii) the independent registered public accounting firm’s qualifications, independence and performance and (iv) the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;

•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•

Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

In fulfilling its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited financial statements, including balance sheets, related statements of operations, stockholders’ equity and cash flows, with management;

•

Discussed with independent registered public accounting firm, Ernst & Young LLP, matters required to be discussed under the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

Received from the independent registered public accounting firm, Ernst & Young LLP, the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

•	Discussed with the independent registered public accounting firm, Ernst & Young LLP, the independent registered public accounting firm’s independence.

The Audit Committee discusses with the Company’s independent registered public accounting firm, the overall scope and plans for their audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

Respectfully Submitted by:

MEMBERS OF THE AUDIT COMMITTEE

Bradford S. Goodwin, Audit Committee Chair

Jean-Jacques Bienaimé

John A. Orwin.

Dated: April 26, 2012

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Independence of Directors

The Board of Directors has determined that directors Mr. Bienaimé, Dr. Kurtz, Mr. Goodwin, Mr. Nelsen, Mr. Orwin and Mr. Nelson are each independent as defined under The NASDAQ Stock Market listing standards. The Board of Directors has also determined that each member of the Compensation Committee and Nominating and Corporate Governance Committee is independent as defined under The NASDAQ Stock Market listing standards, and that each member of the Audit Committee is independent as defined under The NASDAQ Stock Market listing standards, as well as the applicable SEC rules. In reaching its conclusions on independence, the Board of Directors reviewed the relationship of Mr. Nelsen with certain investors in the Company and determined that such relationships did not affect his independence under the standards of The NASDAQ Stock Market.

Policies and Procedures for Related Party Transactions

Pursuant to the Audit Committee’s charter, the Company’s policy is for the Audit Committee to review and approve all related party transactions for which such approval is required by applicable SEC rules or the rules of The NASDAQ Stock Market. The Company has not adopted specific standards for approval of these transactions, but instead reviews each such transaction on a case by case basis.

Private Placements

On July 26, 2011, the Company completed a private placement of “Units” under a Securities Purchase Agreement, dated as of July 21, 2011, for an aggregate purchase price of $20,209,229.44, at a per Unit price of $1.72 (the “2011 Private Placement”). Each Unit is comprised of one share of Common Stock and a warrant to purchase 0.5 shares of Common Stock (representing 50% warrant coverage on the shares to be issued) (the “Warrants”). The price of each Unit was based on the July 21, 2011 consolidated closing bid price of the Company’s Common Stock on the NASDAQ Global Market of $1.65 per share, and represents a purchase price of $1.65 for the one share of Common Stock issued for each Unit and a Warrant purchase price of $0.07 for the 0.5 shares of Common Stock underlying the Warrants issued for each Unit (resulting in a purchase price for the Warrants of $0.14 per whole share of Common Stock underlying such Warrants). The total number of Units issued in connection with the transaction was 11,749,552, representing an aggregate issuance of 11,749,552 shares of Common Stock and Warrants to purchase an aggregate of 5,874,782 shares of Common Stock. The Warrants have a term of five years, contain a net-exercise provision, and have an exercise price of $1.65 per share. In addition, the Warrants contain terms that prevent the Warrant from being exercised to the extent that such exercise would cause a stockholder’s beneficial ownership (along with its affiliates and others with whom such stockholder’s holdings would be aggregated for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) to exceed 19.999% of the total number of then issued and outstanding shares of Common Stock of the Company. Pursuant to the Registration Rights Agreement entered into in connection with the 2011 Private Placement, the Company filed a registration statement covering the resale of the Common Stock and the shares of Common Stock underlying the Warrants, which was declared effective by the Securities and Exchange Commission as of September 8, 2011. Participants in the 2011 Private Placement included ARCH Venture Fund V, L.P., the Goodwin Family Trust, the Ghiglieri Family Trust, member of the Board of Directors Jean-Jacques Bienaimé and executive officer Michael E. Markels. Such entities or individuals purchased 1,744,186 Units for $2,999,999.92, 60,000 Units for $103,200, 29,069 Units for $49,998.68, 11,627 Units for $19,998.44 and 29,069 Units for $49,998.68, respectively. Robert T. Nelsen, a member of the Board of Directors, is a managing director of ARCH Venture Partners with which ARCH Venture Fund V, L.P. is affiliated. Bradford S. Goodwin, a member of the Board of Directors, is the trustee of the Goodwin Family Trust. Stephen F. Ghiglieri, an executive officer of the Company, is a trustee of the Ghiglieri Family Trust. The Audit Committee reviewed and approved the participation of these individuals and entities in the 2011 Private Placement.

On February 3, 2012, the Company completed a private placement of its Common Stock under a Securities Purchase Agreement, dated as of January 31, 2012, pursuant to which the Company issued shares of Common Stock for an aggregate purchase price of $2,999,381.85, at a per share price of $1.01 (the “2012 Private Placement”). The price of each share of Common Stock was based on the January 31, 2012 consolidated closing bid price of the Company’s Common Stock on the NASDAQ Global Market of $1.01 per share. The total number of shares of Common Stock issued in connection with the transaction was 2,969,685. Pursuant to the Registration Rights Agreement entered into in connection with the 2012 Private Placement, the Company filed a registration statement covering the resale of the Common Stock which was declared effective by the Securities and Exchange Commission as of April 12, 2012. The Goodwin Family Trust was one of the participants in the 2012 Private Placement, and purchased 20,000 shares of Common Stock for $20,200 pursuant to such transaction. Bradford S. Goodwin, a member of the Board of Directors, is the trustee of the Goodwin Family Trust. The Audit Committee reviewed and approved the participation of such entity in the 2012 Private Placement.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its directors and officers, which require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Other Matters

The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy form to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 26, 2012

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Vote in Person

Attend the Company’s Annual Meeting of Stockholders on June 7, 2012 at 2:00 p.m., local time, at the Hilton

Garden Inn, 2000 Bridgepointe Circle, San Mateo, California, 94404, and vote in person at the Meeting.

DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSAL 2.
1.	To elect two (2) Class II directors, to serve for a three-year term and until their successors are duly elected and qualified (Proposal One); and	01 Gary A. Lyons 02 Robert T. Nelson	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 (Proposal Two)		☐ For ☐ Against ☐ Abstain
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE NOMINEES AND “FOR” PROPOSAL 2, AND WILL ALSO BE VOTED AS THE PROXY HOLDERS DEEM ADVISABLE AT SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE MEETING.

Address Change? Mark box, sign, and indicate changes below: ☐			Date

Signatures(s) in Box NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

NEUROGESX, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2012

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2012

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2012 Annual Meeting of Stockholders. The Proxy Statement and the related Proxy Card are being distributed on or about May 4, 2012. You can vote your shares using one of the following methods:

•	Complete and return a written Proxy Card; or

•	Attend the Company’s 2012 Annual Meeting of Stockholders and vote.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy Card.

Important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 7, 2012:

The NeurogesX, Inc. Proxy Statement, 2011 Annual Report to Stockholders (which includes the Annual Report on Form10-K) and form of Proxy Card are available at: www.neurogesx.com under the heading “Investor Relations” and the subheading “Annual Report and Proxy Materials”.

NEUROGESX, INC.	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEUROGESX, INC.

The undersigned hereby appoints each of Ronald A. Martell and Stephen F. Ghiglieri, with full power of substitution, the lawful attorney and proxy of the undersigned, and, in his discretion upon such other business as may properly be presented to the meeting, all of the shares of NEUROGESX, INC. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held on June 7, 2012 at the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California, 94404 and at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

See reverse for voting instructions.